EXHIBIT A


                                      LIMITED PARTNERSHIP AGREEMENT
                                         REALTY PARKING PROPERTIES L.P.

                                                    TABLE OF CONTENTS

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                                                                                                                            Page
  Preliminary Statement           .......................................................................................... A-3
  Article I - Defined Terms             .................................................................................... A-3
  Article II - Name; Purpose; Term and Certificate                       ................................................... A-9
     Section 2.1 Name; Formation              .............................................................................. A-9
     Section 2.2 Place of Registered Office               .................................................................. A-9
     Section 2.3 Purpose          .......................................................................................... A-9
     Section 2.4 Term         .............................................................................................. A-9
     Section 2.5 Recording of Certificate              ..................................................................... A-9
  Article III - Partners; Capital            .............................................................................. A-10
     Section 3.1 General Partners; Assignor Limited Partner; Subordinated
        Limited Partners        ........................................................................................... A-10
     Section 3.2 Investors         ........................................................................................ A-10
     Section 3.3 Partnership Capital             .......................................................................... A-10
     Section 3.4 Liability of Partners and Investors                  ..................................................... A-11
  Article IV - Allocations, Distributions and Applicable Rules                          ................................... A-12
     Section 4.1 Allocation of Profit or Loss from a Sale                     ............................................. A-12
     Section 4.2 Distribution of Net Proceeds of Sale or Financing                          ............................... A-12
     Section 4.3 Distribution of Net Cash Flow and Allocation of Profit and
        Loss from Operations           .................................................................................... A-13
     Section 4.4 Liquidation or Dissolution                 ............................................................... A-13
     Section 4.5 General and Special Rules                  ............................................................... A- 14
  Article V - Rights, Powers and Duties of Partners                       ................................................. A-16
     Section 5.1 Management and Control of the Partnership; Tax Matters Partner                               ............. A-16
     Section 5.2 Authority of General Partners                   .......................................................... A-16
     Section 5.3 Authority of Investors               ..................................................................... A-19
     Section 5.4 Restrictions on Authority                ................................................................. A-19
     Section 5.5 Authority of Partners and Affiliated Persons to Deal with Partnership                        ............. A-21
     Section 5.6 Duties and Obligations of the General Partner                          ................................... A-22
     Section 5.7 Compensation of General Partner                      ..................................................... A-23
     Section 5.8 Other Businesses of Partner                 .............................................................. A-23
     Section 5.9 Liability of General Partner and Affiliates to Limited Partner or Investors                   .     .....  A-23
     Section 5.10 Indemnification             ............................................................................. A-23
  Article VI - Transferability of a General Partner's Interest                        ..................................... A-24
     Section 6.1 Removal, Voluntary Retirement or Withdrawal of a General Partner;
        Transfer of Interests        ...................................................................................... A-24
     Section 6.2 Election and Admission of Successor or Additional General Partners                                 ....... A-24
     Section 6.3 Events of Withdrawal of a General Partner                         ........................................ A-24
     Section 6.4 Liability of a Withdrawn General Partner                        .......................................... A-25
     Section 6.5 Valuation of Partnership Interest of General Partner                           ........................... A-25
  Article VII - Assignment of Assignee Units to Investors; Transferability of Limited
        Partner Interests and Units           ..............................................................................A-26
     Section 7.1 Assignments of the Assignee Units to Investors                          .................................. A-26
     Section 7.2 Transferability of Units              .................................................................... A-27
     Section 7.3 Death, Bankruptcy or Adjudication of Incompetence of an Investor or a
        Limited Partner         ........................................................................................... A-28

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              A-1

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
          Section 7.4 Effective Date            ............................................................................ A-28
          Section 7.5 Substitute Limited Partners                 .......................................................... A-28
          Section 7.6 Retirement or Withdrawal of a Limited Partner                            ............................. A-28
       Article VIII - Dissolution, Liquidation and Termination of the Fund                               ................... A-29
          Section 8.1 Events Causing Dissolution                   ......................................................... A-29
          Section 8.2 Liquidation           ................................................................................ A-29
          Section 8.3 Capital Contribution Upon Dissolution                        ......................................... A-30
       Article IX - Certain Payments to the General Partners and Affiliates                              ................... A-30
          Section 9.1 Reimbursement of Certain Costs and Expenses of the General Partner and
             Its Affiliates     ............................................................................................ A-30
          Section 9.2 Fees and Other Payments                   ............................................................ A-31
       Article X - Books and Records; Bank Accounts; Reports                             ................................... A-31
          Section 10.1 Books and Records                .................................................................... A-31
          Section 10.2 Bank Accounts               ......................................................................... A-32
          Section 10.3 Reports          .................................................................................... A-32
          Section 10.4 Federal Tax Elections                ................................................................ A-33
       Article XI - Meetings of Investors                ................................................................... A-34
          Section 11.1 Calling Meetings            ......................................................................... A-34
          Section 11.2 Notice; Procedure               ..................................................................... A-34
          Section 11.3 Right to Vote             ........................................................................... A-34
          Section 11.4 Proxies; Rules             .......................................................................... A-34
       Article XII - General Provisions                ..................................................................... A-35
          Section 12.1 Appointment of General Partner as Attorney-in-Fact                          ......................... A-35
          Section 12.2 Waiver of Partition               ................................................................... A-35
          Section 12.3 Notification           .............................................................................. A-35
          Section 12.4 Word Meanings                ........................................................................ A-35
          Section 12.5 Binding Provisions                ................................................................... A-35
          Section 12.6 Applicable Law               ........................................................................ A-35
          Section 12.7 Counterparts             ............................................................................ A-35
          Section 12.8 Separability of Provisions                 .......................................................... A-36
          Section 12.9 Paragraph Titles             ........................................................................ A-36
          Section 12.10 Entire Agreement              ...................................................................... A-36
          Section 12.11 Amendments                .......................................................................... A-36
       Signatures      ..................................................................................................... A-37
       Schedule A       .................................................................................................... A-38


                         REALTY PARKING PROPERTIES L.P.
                           THIS  AGREEMENT OF LIMITED  PARTNERSHIP,  dated as of
                      October 4,1988, is by and among Realty Parking Company, Inc., a Maryland corporation, as the General Partner,
                      Parking Properties Holding Co., Inc., a Maryland corporation, as the Assignor Limited Partner, and Realty Associates 1988 Limited Partnership, a Maryland limited partnership, as the Subordinated Limited Partner.


                              Preliminary Statement
                           The General Partner, the Subordinated Limited Partner
                      and the Assignor Limited Partner desire to form Realty Parking Properties L.P. (the "Partnership"), pursuant to the Delaware Revised Uniform Limited Partnership Act, for the purpose of acquiring parking lot properties located in the United States.
                           NOW,  THEREFORE,   in  consideration  of  the  mutual
                      promises made herein, the parties hereto, intending to be legally bound, hereby agree as follows:


                                                                    ARTICLE I
                                  DEFINED TERMS
                           The  defined  terms  used  in this  Agreement  shall,
                      unless the context otherwise expressly requires, have the meanings specified in this Article I.
                           "Accountants"   means   such   firm  of   independent
                      certified public accountants as shall be engaged from time to time by the General Partner on behalf of the Partnership.
                           "Acquisition Expenses" means expenses, including, but
                      not  limited  to,  legal  fees and  expenses,  travel  and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of Properties, whether or not acquired.
                           "Acquisition  Fees"  means  the total of all fees and
                      commissions paid by any party on behalf of the Partnership in connection with the selection, purchase or development of, or investment in, any Property by the Partnership, including, without limitation, the Property Acquisition Fee payable to the General Partner, any real estate commission, selection fee, non-recurring management fee, development fee, or any fee of a similar nature, however designated.
                         "Act"means the Delaware Revised Uniform Limited
                    Partnership Act (6 DEL.C. ss.17-101 et. seq.)
                      as amended or modified from time to time.
                           "Additional  General Partner" means any Person who is
                      admitted as an Additional General Partner of the Partnership, under the provisions of Article VI, after the date of this Agreement.
                          "Adjusted Capital Balance" of a Partner or an Investor
                      means the Capital Contribution of the Partner or the Assignor Limited Partner made on behalf of an Investor, less any Net Proceeds of Sale or Financing actually distributed to the Partner or Investor (other than that portion, if any, which is payment of an unpaid Preferred Return), as provided in Article IV herein, at the time of reference thereto.
                          "Affiliate"   means  (i)  any   Person   directly   or
                      indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities of such other Person, (iii) any officer, director or partner of such Person, and (iv) if such other Person is an officer, director or partner, any company for which such Person acts in any such capacity.
                           "Agreement"   means   this   Agreement   of   Limited
                      Partnership as originally executed and as amended from time to time, as the context requires. Words such as "herein", "hereinafter, " "hereof," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole unless the context otherwise requires.

                                 "Assigned Limited Partnership Interest" means a
                             Partnership Interest which is credited to the Assignor Limited Partner on the books and records of the Partnership in respect of a purchase of one Unit by an Investor. Each Assigned Limited Partnership Interest represents a contribution to the capital of the Partnership equal to $25, regardless of any reduction in Selling Commissions.
                                 "Assignee Units" means the ownership  interests
                             of an Investor in the Partnership at any particular time, including the right of such Investor to any and all benefits to which an Investor may be entitled as provided in this Agreement. The ownership interests of the Investors in the Partnership are sometimes referred to herein as "Units".
                                "Assignor   Limited   Partner"   means   Parking
                             Properties Holding Co., Inc. which will (i) own any Assigned Limited Partnership Interests issued pursuant to Sections 3.2 and 7.1 hereof, and (ii) transfer and assign to those Persons who acquire Units all of its rights and interest in Assigned Limited Partnership Interests in accordance with Sections 3.2 and 7.1 hereof.
                                 "Capital   Account"   means  (i)  the  separate
                             account maintained and adjusted on the books and records of the Partnership for each Partner and
                             (ii) the separate subaccount of the Capital Account of the Assignor Limited Partner maintained and adjusted for each Investor. Each Partner's and Inves- tor's Capital Account is credited with his Capital Contributions and his distributive share of Profit (or item thereof). Each Partner's or Investor's Capital Account is debited with the cash and the fair market value of any property distributed to him (net of liabilities assumed by such Partner or Investor and liabilities to which such distributed property is subject), and his distributive share of Loss (and deduction (or item thereof)). Each Partner's and Investor's Capital Account shall also be adjusted pursuant to Section
                             4.5 hereof and as required by the Income Tax Regulations promulgated under Section 704 of the Code. Any questions concerning a Partner's or Investor's Capital Account shall be resolved by the General Partner in its reasonably exercised discretion, applying principles consistent with this Agreement and the regulations promulgated under Section 704 of the Code in order to assure that all allocations herein will have substantial economic effect or will otherwise be respected for income tax purposes. For purposes of this Agreement, a Partner or Investor who has more than one Partnership Interest or Unit, as the case may be, shall have a single Capital Account that reflects all of his Partnership Interests and Units, regardless of the class of Interests owned (e.g., general or limited) and regardless of the time or manner in which the Partnership Interests and Units were acquired.
                                 "Capital  Contribution"  means the total amount
                             of cash and the fair market value of any other assets contributed to the Partnership by a Partner (net of liabilities assumed by the Partnership and liabilities to which any such contributed assets are subject) and, with respect to an Investor, the Capital Contribution of the Assignor Limited Partner made on behalf of such Investor (without regard to any reduction of Selling Commissions). Any reference in this Agreement to the Capital Contribution of a then-Partner or Investor shall include a Capital Contribution previously made by any prior Partner or Investor with respect to the Interest or Unit of such then-Partner or then-
                             Investor, except to the extent that all or a portion of the Interest or Unit of any prior Partner or Investor shall have been terminated and the portion so terminated not transferred to a successor Partner or Investor.
                                 "Certificate"  means the Certificate of Limited
                             Partnership establishing the Partnership, as filed with the office of the Secretary of State of the State of Delaware on or about the date of this Agreement, as it may be amended from time to time in accordance with the terms of this Agreement and the Act.
                                 "Code" means the Internal Revenue Code of 1986,
                             as amended (or any corresponding provision of succeeding law).
                                 "Controlling  Person"of the General  Partner or
                             Affiliate thereof means any person who (a) performs functions for the General Partner or Affiliate similar to those of (i) a Chairman or member of the Board of Directors, (ii) executive management, such as a President, or a Vice-President, Secretary or Treasurer, or (iii) senior management; or (b) holds a 5% or more equity interest in the

                     General Partner or Affiliate, or has the power to direct or cause the direction of the General Partner, or Affiliate, whether through the ownership of voting securities, by contract or otherwise.
                          "Deferred Net Cash Flow Amount"  means the  cumulative
                     excess of the amounts of Net Cash Flow that the General Partner would have received if Net Cash Flow had been distributed 95% to the Investors and 5% to the General Partner over the amounts of Net Cash Flow actually received by the General Partner pursuant to Section 4.3A hereof.
                          "Due Diligence  Expense  Reimbursement  Fee" means the
                     fee equal to 2% of the Gross Proceeds of the Offering allowed to the Selling Agent, which may be re-allowed to Soliciting Dealers, for advisory services, due diligence activities and the reimbursement of expenses.
                          "Entity"  means  any  general   partnership,   limited
                     partnership, corporation, joint venture, trust, estate, business trust, cooperative, association or other legal form of organization.
                          "Escrow Agent" means  Mercantile-Safe  Deposit & Trust
                     Company, or such other escrow agent chosen by the General Partner to hold funds from Persons who have subscribed to become Investors pending the assignment of Assignee Units to them.
                          "Financing"  means all  indebtedness  encumbering  the
                     Properties or incurred by the Partnership, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50% of the principal amount of which is scheduled to be paid during the first 24 months.
                          "Front-End  Fees" means fees and expenses  paid by any
                     Person for any services rendered during the organization or acquisition phase of the Partnership, including the Offering and Organizational Expense Fee, the Due Diligence Expense Reimbursement Fee, the Selling Commissions, the Acquisition Expenses, the Acquisition Fees and any other similar fees.
     "General Partner" means Realty Parking Company, Inc. and any other Person designated as a General Partner in the Schedule and any Person who becomes a Successor or Additional General Partner as provided herein, in each such Person's capacity as a General Partner of the Partnership. "Gross Proceeds of the Offering" means the aggregate of the proceeds from the sale of Units in the Offering, which amount is equal to the total of all Capital Contributions of the Investors.
                          "Increased  Maximum  Offering  Amount" means the total
                     amount of $60,000,000 in Gross Proceeds of the Offering.
                          "Interest" or "Partnership  Interest" means the entire
                     ownership  interest  (which may be  segmented  into  and/or expressed as a percentage of various rights and/or liabilities) of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in the Agreement and in the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement and of the Act.
                          "Interim Investments" means the short-term investments
                     made with the Net Proceeds of the Offering until such Net Proceeds of the Offering are disbursed for acquisition of Properties.
                          "Investor"  means (i) any Person who holds an Assignee
                     Unit and is reflected as an Investor on the books and records of the Partnership, and (ii) any Investor who has been admitted to the Partnership as a Substitute Limited Partner pursuant to Section 7.5 hereof.
                          "Investment in Properties" means the amount of Capital
                     Contributions actually paid or allocated to the purchase and development of the Properties (including the purchase of properties, working capital reserves allocable thereto (except that working capital reserves in excess of 5% shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees).
                          "Investment  Advisory  Agreement"  means the agreement
                     referred to in the Prospectus by and between the Partnership and Allright Auto Parks, Inc.

                                    "Leases"  means those certain  agreements to
                               be entered into by the Partnership and the Parking Lot Operator pursuant to which the
                               Parking Lot Operator shall lease, operate or manage each of the Properties.
                                    "Limited  Partner"  means any  Person who is
                               designated as a Limited Partner on the books and records of the Partnership at the time of reference thereto, in each such Person's capacity as a Limited Partner of the Partnership.
                                    "Limited  Partnership  Interest"  means  the
                               ownership interest of the Assignor Limited Partner and all other Limited Partners in the Partnership.
                                  "Limited  Partnership  Interest Percentage" in
                               respect of any Investor means the percentage obtained by converting to a percentage the fraction having the number of Assignee Units owned by such Investor as its numerator and having the number of Assignee Units owned by all Investors at the time of reference thereto as its denominator.
                                    "Majority Vote of the Investors"  shall mean
                               the affirmative vote of Investors owning more than 50% of the outstanding Units or the consent of Investors owning more than 50% of the outstanding Units, as the case may be.
                                    "Maximum  Offering  Amount"  means the total
                               amount of $25,000,000 in Gross Proceeds of the Offering.
                                    "Minimum  Gain"  means with  respect to each
                               non-recourse liability of the Partnership and subject to certain adjustments pursuant to Income Tax Reg. ss.1.704-1 (b)(4)(iv)(c), the amount of gain (of whatever character), if any, that would be realized by the Partnership, if the
                               Partnership disposed of (in a taxable transaction) any of the assets subject to such liability in full satisfaction of the liability. For this purpose, only the portion of the assets' adjusted basis allocated to non-recourse liabilities of the Partnership shall be taken into account.
                                    "Minimum Offering Amount" means the amount
                               of $2,000,000 in Gross Proceeds of the Offering.
                                    "Net Cash Flow"  means,  with respect to any
                               fiscal period, the excess, if any, of (i) all cash funds derived from the operations of the Partnership during such period, including the yield from the Interim Investments and excess cash reserves deemed distributable by the General Partner pursuant to Section 3.3E hereof, over
                               (ii) all cash disbursed in the operations of the Partnership during such period, including cash used to pay, or establish reasonable reserves for, operating expenses, fees, commissions, debt service and loan repayments, improvements, repairs, replacements, contingencies and anticipated obligations, except to the extent any such payment is made out of reserves set aside for such purpose. Net Cash Flow shall not include amounts distributed or to be distributed under
                               Section 4.2 hereof.
                                    "Net  Proceeds  from a Financing"  means the
                               gross proceeds to the Partnership of any Financing, less any amounts deemed necessary by the General Partner to be allocated to the establishment of reserves, the payment of any debts and liabilities of the Partnership to creditors, and the payment of any reasonable expenses or costs associated with the Financing, including but not limited to, fees, points, or commissions paid to any unaffiliated Persons.
                                    "Net  Proceeds  from a Sale" means the gross
                               proceeds to the Partnership of any Sale, less any amounts deemed necessary by the General Partner to be allocated to the establishment of reserves, the payment of any debts and liabilities of the Partnership to creditors, and the payment of any reasonable expenses or costs associated with the Sale, including but not limited to, fees or real estate brokerage commissions paid to any unaffiliated Persons and, subject to Sections 5.2.A(viii) and 9.2.A(vi), fees or real estate brokerage commissions paid to the General Partner or Affiliates.
                                    "Net  Proceeds  of the  Offering"  means the
                              Gross Proceeds of the Offering less the Selling Commissions, the Due Diligence Expense Reimbursement Fee, and the Offering and Organizational Expense Fee.

                          "Net Proceeds from a Sale or Financing"  means the Net
                      Proceeds from a Sale or Net Proceeds from a Financing, as the case may be.
                          "Notification"   means  a  writing,   containing   the
                      information required by this Agreement to be communicated to any Person, sent or delivered to such Person in accordance with the provisions of Section 12.3 of this Agreement.
                          "Offering"means  the  offering and sale of Units for a
                      minimum of $2,000,000 and a maximum of $60,000,000, as more fully described in the Prospectus.
                          "Offering  and  Organizational  Expense Fee" means the
                      non-accountable fee paid to the General Partner equal to 4.5% of the Gross Proceeds of the Offering, payable at such times as the Investors are recognized as such on the books of the Partnership, for services rendered and costs incurred in connection with the organization of the Partnership and the offering of Units.
                          "Parking Lot Operator" means (i) Allright Auto Parks,
                      Inc. or an Affiliate, or (ii) such other person selected by the Partnership to operate the Properties.
                         "Partner" means any General Partner or Limited Partner.
                          "Partnership"  means the limited partnership formed in
                      accordance with this Agreement by the parties hereto, as said limited partnership may from time to time be constituted.
                          "Partnership Property" means all or any portion of the
                      assets owned or to be owned by the Partnership, including the Properties and all incidental personal property.
                          "Person" means any individual or Entity.
                          "Preferred     Return"    means    the     cumulative,
                      non-compounded annual return equal to 12% of the Adjusted Capital Balance of each Investor commencing on the earlier of (i) the final closing for the sale of Units or (ii) December 31, 1988, less any Net Cash Flow distributed to each Investor pursuant to Section 4.3 and any Net Proceeds from a Sale or Financing distributed to each Investor in respect of the Preferred Return pursuant to Section 4.2A(i).
                          "Profit"  or "Loss"  means,  for each  fiscal  year or
                      other period, an amount equal to the Partner- ship's taxable income or loss for such year or period, with the following adjustments: (i) any income of the Partnership that is exempt from federal income tax shall be added to such taxable income or loss; (ii) any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code, or treated as Section 705(a)(2)(B) of the Code
                      expenditures     pursuant     to    Income     Tax    Reg.
                      ss.1.704-1(b)(2)(iv)(i), shall be subtracted from such taxable income or loss; and (iii) Pursuant to Income Tax Reg. ss.1.704- l(b)(iv)(g)(3), an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes shall be taken into account, except that if the fair market value on the date that the asset is contributed to the Partnership (or if the basis of such asset for book purposes is adjusted under the Income Tax Regulations, such adjusted book basis) differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, the depreciation, amortization and other cost recovery deductions taken into account shall be equal to an amount which bears the same ratio to such beginning fair market value (or adjusted book basis) as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis. Except as otherwise provided herein, each item of income, gain, loss, deduction, preference or recapture entering into the computation of Profit or Loss hereunder shall be allocated to each Partner in the same proportion as Profit and Loss are allocated.
                          "Profit or Loss from Operations"  means Profit or Loss
                      of the Partnership from any source other than a Sale.
                          "Properties" means the parking lot properties acquired
                      by the Partnership, including, without limitation, surface commercial parking lots, parking garages, suburban parking properties, parking properties requiring the prior demolition of obsolete structures, or offsite airport parking lots.

                                 "Property  Acquisition  Fee" means the fee paid
                            to  the  General   Partner  or  its  Affiliates  for
                            identifying, evaluating and selecting the Properties, as described in the Prospectus.
                                 "Prospectus" means the Partnership's Prospectus
                            contained  in the  Registration  Statement  filed on
                            Form S-11 with the Securities and Exchange Commission for the registration of the Units under the Securities Act of 1933, in the final form in which it is filed with the Securities and Exchange Commission and as thereafter supplemented pursuant to Rule 424 under the Securities Act of 1933. Any reference herein to "date of the Prospectus" shall be deemed to refer to the date of the Prospectus in the form filed pursuant to Rule 424(b) of the Securities Act of 1933.
                                 "Sale"  means any  transaction  entered into by
                            the Partnership resulting in the receipt of cash or other consideration (other than the receipt of Capital Contributions) not in the ordinary course of its business, including, without limitation, sales or exchanges or other dispositions of Properties and real or personal property of the Partnership, condemnations, recoveries of damage awards and insurance proceeds (other than business or rental interruption insurance proceeds), but excepting any Financing.
                                 "Schedule"  means  Schedule A annexed hereto as
                            amended from time to time and as so amended at the time of reference thereto.
                                 "Selling   Agent"  means  Alex.   Brown  Realty
                            Securities, Inc., an Affiliate of the General Partner, which will offer the Units on a best efforts basis pursuant to the Selling Agent Agreement.
     "Selling Agent Agreement" means that certain agreement to be entered into by the Partnership, Alex. Brown Realty Securities. Inc., and the General Partner, pursuant to which Alex. Brown Realty Securities, Inc. will offer and sell the Units on a best efforts basis. "Selling Commissions" means the maximum total
                            (or any portion thereof) of 7% of the Gross Proceeds of the Offering paid to the Selling Agent or Soliciting Dealers for their efforts in offering the Units. The 7% maximum Selling Commissions will be reduced for volume purchases and purchases by certain Affiliates as specified in the Prospectus.
                                 "Sponsor"   means  any   Person   directly   or
                            indirectly instrumental in organizing, wholly or in part, the Partnership or who will manage or participate in the management of the Partnership, and any Affiliate of such Person, but does not include (a) any Person whose only relationship with the Partnership or the General Partner is that of an independent property manager if such person's only compensation from the Partnership is in the form of fees for the performance of property management services, or (b) wholly-independent third parties such as attorneys, accountants and broker-dealers whose only compensation from the Partnership is for professional services rendered in connection with the Offering or the operations of the Partnership.
                                 "Subordinated  Limited  Partner"  means  Realty
                            Associates 1988 Limited Partnership and such other Persons who are designated as Subordinated Limited Partners on the books and records of the Partnership.
                                 "Substitute Limited Partner" means any Investor
                            who has elected to convert from an Investor to a Limited Partner pursuant to Section 7.5 of this Agreement.
                                 "Successor  General  Partner"  means any Person
                            who is admitted as a Successor General Partner to the Partnership under the provisions of Article VI after the date of this Agreement.
                               "Tax Matters  Partner" means the General  Partner
                            designated in Section 5.1C as the tax matters partner, as defined in Section 6231(a)(7) of the Code.
                                 "Termination  Date of the  Offering"  means the
                            date upon which the Offering will terminate, which, if not sooner terminated by the General Partner, will be one (1) year from the date of the Prospectus.
                                 "Unit" means (i) an Assignee Unit  representing
                            the assignment by the Assignor Limited Partner of one Assigned Limited Partnership Interest, and (ii) the Partnership Interest attributable to one Unit of any Investor who has become a Substitute Limited Partner pursuant to Section 7.5 hereof.

                           "U.S. Person" means a Person who is (i) an individual
                      who is either a United States citizen or a resident of the United States for federal income tax purposes, (ii) a corporation, partnership, or other legal entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) a corporation that is not created or organized in or under the laws of the United States or any political subdivision thereof but which has made an election under Section 897(i) of the Code to be treated as a domestic corporation for certain purposes of federal income taxation, or (iv) an estate or trust whose income from sources without the United States is includable in its gross income for federal income tax purposes regardless of its connection with a trade or business carried on in the United States.
                           "Working  Capital  Reserves"  means,  initially,  the
                      portion of the Net Proceeds of the Offering set aside as working capital reserves pursuant to Section 3.3E, as increased or decreased from time to time at the discretion of the General Partner.


                                                                    ARTICLE II
                                           NAME; PURPOSE; TERM AND CERTIFICATE
                      Section 2.1 Name; Formation
                           The Partners  hereby form the limited  partnership to
                      be known as "Realty Parking Properties L.P.," and such name shall be used at all times in connection with the Partnership's business and affairs; provided, however, that the Partnership may use trade names in its business operations. The Partnership shall be governed by the Act.

                      Section 2.2 Place of Registered Office
                           The address of the registered  office in the State of
                      Delaware of the Partnership is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801; the name of the registered agent for service of process on the Partnership in the State of Delaware at that address is The Corporation Trust Company. The Partnership's principal place of business is 225 East Redwood Street, 4th Floor, Baltimore, Maryland 21202 or such other place(s) as the General Partner may hereafter determine. Notification of any change in the location of the principal office shall be given to the Partners and Investors on or before the date of any such change.

                      Section 2.3 Purpose
                           The purpose of the  Partnership  is to acquire,  own,
                      develop, maintain, finance, encumber, operate as a business, lease, sell, dispose of and otherwise deal with the Properties, and to do all things necessary, convenient or incidental to the achievement of the foregoing.

                      Section 2.4 Term
                           The  Partnership  shall  continue  until December 31,
                      2038, unless the Partnership is sooner dissolved in accordance with the provisions of this Agreement.

                      Section 2.5 Recording of Certificate
                           The General  Partner shall take all necessary  action
                      to maintain the Partnership in good standing as a limited partnership under the Act, including, without limitation, the filing of the Certificate and such amendments and further certificates as may be necessary under the Act and necessary to qualify the Partnership to do business in such states as the Partnership owns property. The General Partner shall not be required to send a copy of the Partnership's filed Certificate to each Partner and Investor.

                                  ARTICLE III
                                PARTNERS; CAPITAL
                             Section 3.1 General Partner; Assignor Limited
                              Partner; Subordinated Limited Partner
                                  The name, address and Capital Contribution of
                              the General Partner, the Assignor Limited
                             Partner and the Subordinated Limited Partner are set forth on the Schedule. Upon the dissolution and termination of the Partnership (i) the General Partner, on or before the later of the last day of the fiscal year in which the dissolution of the Partnership occurs or ninety (90) days after the date of dissolution of the Partnership, shall make a Capital Contribution to the Partnership in an amount equal to the lesser of (A) the deficit balance, if any, in its Capital Account or (B) the excess of 2.02% of the Capital Contributions of the Investors and Limited Partners (excluding capital contributions of the Assignor Limited Partner on behalf of Investors) over the Capital Contributions previously contributed by the General Partner, and
                             (ii) the Subordinated Limited Partner, on or before the later of the last day of the fiscal year in which the dissolution of the Partnership occurs or ninety (90) days after the date of dissolution of the Partnership, shall make a Capital Contribution to the Partnership in an amount equal to the lesser of (x) the deficit balance in its Capital Account or (y) the amount which it agrees to contribute to the capital of the Partnership pursuant to an amendment hereto.

                             Section 3.2 Investors
                                  A. The General Partner is authorized to accept
                             orders  for Units  pursuant  to the  Offering.  All
                             orders for Units shall be held in trust and deposited in an escrow account with the Escrow Agent. Orders for Units shall be accepted or rejected by the General Partner within thirty (30) days after their receipt by the Escrow Agent.
                                  B. Upon the  receipt  by the  Escrow  Agent of
                             orders for an amount equal to the Minimum Offering Amount, the Escrow Agent shall release the funds in the escrow account to the Assignor Limited Partner which shall immediately transmit such funds to the Partnership. Subsequent orders for Units that are accepted by the General Partner shall be released from the escrow account and transmitted to the Partnership or returned to subscribers in accordance with the Prospectus. Upon release of an Investor's funds from the escrow account to the Partnership, an Assigned Limited Partnership Interest shall be credited to the Assignor Limited Partner on the books and records of the Partnership in respect of such Unit and the Assignor Limited Partner shall assign all of its rights with respect to such Assigned Limited Partnership Interest to the Investor to the extent permitted by, and in accordance with, the Agreement and applicable law. The Assignor Limited Partner hereby agrees to exercise any and all rights with respect to such Assigned Limited Partnership Interest as directed by the Investor.
                                  C. Any interest earned on moneys paid by Investors during the period such moneys are held in escrow by the Escrow Agent shall be paid to the Partnership following the release of orders and shall be distributed in accordance with Section 4.5A hereof. Persons whose orders for Units are rejected by the General Partner shall be returned their moneys (and interest earned thereon) within ten (10) days after such rejection.
                                  D. No order for Units sold as part of the Offering shall be accepted after the Termination Date of the Offering. If the General Partner does not accept orders totalling an amount equal to the Minimum Offering Amount on or before the Termination Date of the Offering, the Escrow Agent shall promptly return all moneys deposited by subscribers together with any interest earned on such moneys.

                                  E. For purposes of this Agreement, an Investor
                             who acquires Units in the Offering shall be recognized as an Investor with respect to such Units on the date that such Investor's funds are released from the escrow account to the Partnership.

                             Section 3.3 Partnership Capital
                                  A.  Each  Partner's  and  Investor's   Capital
                             Contribution shall be paid in cash on or prior to the date of such Partner's admission to the Partnership or the date of the recognition of the Investor on the books and records of the Partnership.

                         B. Except to the extent of any interest  income  earned
                     on an Investor's Capital Contribution while it is held in escrow, and later distributed to such Investor pursuant to
                     Section 4.5A, no Partner or Investor shall be paid interest on any Capital Contribution.
                         C. Except as otherwise  provided in this Agreement,  no
                     Partner or Investor shall have the right to withdraw, or receive any return of, his Capital Contribution prior to December 31, 2038.
                         D. Under circumstances requiring a return of any
                    Capital Contribution, no Partner shall have the
                     right to demand or receive property other than cash.
                         E. The  Partnership  shall  initially set aside Working
                     Capital Reserves for contingencies related to ownership of the Properties in an amount equal to at least 3% of the Gross Proceeds of the Offering. If in any fiscal quarter, the General Partner determines that the Working Capital Reserves of the Partnership are in excess of the amount deemed sufficient in connection with the ownership of the Properties and that such Working Capital Reserves may be reduced, the amount of such reduction may be distributed to the Partners and Investors as a portion of the Partnership's Net Cash Flow. Upon the Sale or disposition of a Property, any Working Capital Reserves maintained for such Property may be distributed, in the General Partner's discretion, to Partners and Investors or applied as Working Capital Reserves for other Properties.

                     Section 3.4 Liability of Partners and Investors
                         A. Except as provided in Section  17-607 of the Act, or
                     in Section 3.1 with respect to the Subordinated Limited Partner, the Limited Partners and Investors shall be liable only to pay their Capital Contributions and no Limited
                     Partner or Investor will be personally liable for the debts, liabilities, contracts, or other obligations of the Partnership.
                         B. Except as set forth in 3.4A,  no Limited  Partner or
                     Investor shall be required to lend any funds to the Partnership or, after his Capital Contribution has been fully paid, to make any further capital contribution to the Partnership, nor shall any Limited Partner or Investor be liable for or have any obligation to restore any negative balance in his Capital Account.
                         C. Subject to the provisions of Sections 3.1 and 5.9 of
                     this Agreement, the General Partner shall not have any personal liability for the repayment of the Capital Contribution or the Preferred Return of any Limited Partner or Investor or be required to repay to the Partnership all or any portion of any negative balance of the Capital Accounts of the Limited Partners or the Investors.

                                   ARTICLE IV
                               ALLOCATIONS, DISTRIBUTIONS AND APPLICABLE RULES

                           Section 4.1 Allocation of Profit or Loss from a Sale
                         A. Profit from any Sale (and Profit from any deemed
                              Sale  pursuant to Section  4.5) shall be allocated
                             in the following order of priority:
                                      (i)  First,  if one or more  Investors  or
                                 Partner  has a negative  balance in his Capital
                                 Account,  to such  Partners and  Investors,  in
                                 proportion to their negative Capital  Accounts,
                                 until  all  such  Capital  Accounts  have  zero
                                 balances.
                                      (ii)  Second,  to  each  of the  Investors
                                 until the Capital  Account of each  Investor is
                                 equal  to  the  sum  of  his  Adjusted  Capital
                                 Balance plus his unpaid  Preferred  Return,  if
                                 any.
                                      (iii) Third,  to the General Partner until
                                 the Capital  Account of the General  Partner is
                                 equal  to  the  sum  of  its  Adjusted  Capital
                                 Balance and the Deferred Net Cash Flow Amount.
                                      (iv) Fourth,  to the Subordinated  Limited
                                 Partner,  an  amount  of  Profit  equal  to the
                                 amount of Net Proceeds  from such Sale to which
                                 the Subordinated Limited Partner is entitled to
                                 receive pursuant to Section 4.2A (iii) or would
                                 have  been  entitled  to  receive  if the  Sale
                                 Proceeds were  distributed  pursuant to Section
                                 4.2A rather than Section 4.2B.
                                      (v) Fifth, any remaining Profit shall be
                          allocated 98% to the Investors and 2% to the General
                                 Partner.
                                 B. Loss from any Sale (and Loss from any deemed
                          Sale pursuant to Section 4.5) shall be allocated
                             98% to the Investors and 2% to the General Partner.
                                 C. All  Profit or Loss  allocated  pursuant  to
                             Section 4.1 hereof with respect to any Unit which is transferred during a taxable year of the Partnership shall be allocated to the Persons recognized (in accordance with Section 7.4 hereof) as Investors as of the first business day of the month that includes the date on which the Sale occurs; provided, however, that all such Profit or Loss which is attributable to an installment or other deferred Sale shall be allocated to the Persons recognized (in accordance with Section 7.4 hereof) as Investors as of the first business day of the month that includes the date on which the deferred Net Proceeds from such Sale are received by the Partnership, and the allocable cash basis items with respect thereto shall be allocated as required under Section 706(d) of the Code and the Income Tax Regulations thereunder.

                             Section 4.2 Distribution of Net Proceeds of Sale
                              or Financing
                                 A. Upon a  Financing  and upon a Sale that does
                             not constitute a Sale of all or substantially all of the Properties, Net Proceeds from the Financing or Sale shall be distributed, credited and applied in the following order of priority:
                                      (i)  First,  to the  Investors  until each
                                 Investor has received an amount equal to his unpaid Preferred Return, if any, and then his Adjusted Capital Balance.
                                      (ii) Second,  to the General  Partner,  an
                                 amount equal to the sum of its Adjusted Capital Balance and the deferred Net Cash Flow Amount.
                                      (iii) Third, except as provided in Section
                                 4.2D below, any remaining Net Proceeds of Sale or Financing shall be distributed 90% to the Investors, 9% to Realty Associates 1988 Limited Partnership, and 1% to the General Partner.
                                B. Upon the Sale of all or substantially  all of
                             the Properties, Net Proceeds from the Sale shall be allocated to the Partners and Investors, in proportion to their positive Capital Accounts, after the allocation of Profit and Loss pursuant to Sections 4.1A and 4.1B, until all such Capital Accounts have been reduced to zero.
                                 C.  All  Net  Proceeds  of  Sale  or  Financing
                         distributable with respect to any Unit which is transferred during a taxable year of the Partnership shall be distributed to the Persons recognized (in
                     accordance  with Section 7.4 hereof) as Investors as of the first  business day of the month that includes the date on which the Sale or Financing occurs; provided, however, that all Net Proceeds from a Sale received by the Partnership as a result of an installment or other deferred Sale shall be distributed to the Persons recognized (in accordance with Section 7.4 hereof) as Investors as of the first business day of the month that includes the date on which the deferred Net Proceeds from a Sale are received by the Partnership.
                           D.   Notwithstanding  any  other  provision  of  this
                      Article IV, the Subordinated Limited Partner shall not be entitled to receive any Net Proceeds from a Sale except
                      (i) to the extent that it has been or will be allocated Profit from such Sale in an amount equal to the Net
                      Proceeds from such Sale which will be allocated to it pursuant to Section 4.1A, and (ii) if the amount of Net
                      Proceeds from such Sale which it would be otherwise entitled to receive exceeds the amount of Profit from such Sale to be allocated to it pursuant to Section 4.1A, then, in addition to the amount to which the Subordinated Limited Partner is entitled to receive under subparagraph
                      (i), an amount equal to the excess of the amount that the Subordinated Limited Partner has agreed to contribute pursuant to Section 3.1 over the amount of Profit from such Sale which is allocated to it (reduced by prior distributions pursuant to this subparagraph (ii)).

                      Section 4.3 Distribution of Net Cash Flow and Allocation
                          of Profit and Loss from Operations
                           A. Net Cash Flow shall be distributed 98% to the
                         Investors  and 2% to the General  Partner.  The General
                      Partner will endeavor to distribute Net Cash Flow on a quarterly basis, within approximately sixty (60) days after the close of each calendar quarter.
                           B. Profit and Loss from Operations for each fiscal
                            year shall be allocated 98% to the Investors
                      and 2% to the General Partner.
                           C. For each fiscal year, all Profit and Loss allocated pursuant to Section 4.3B to the Investors shall be allocated among the Persons that are recognized as Investors during such year by determining the Profit and Loss attributable to each month during such year and by allocating the amount of such Profit and Loss among Persons who are recognized as Investors on the books of the Partnership on the first business day of such month. The Profit or Loss attributable to each month of the fiscal year shall be determined by dividing the Profit or Loss for such year by the number of days in such year, and then multiplying such per diem amount by the number of days in each month.
                           D. All Net Cash Flow  distributable  to the Investors
                      attributable to each month of a fiscal quarter, if any, pursuant to Section 4.3A, shall be distributed among the Persons recognized as Investors on the books of the Partnership on the first business day of such month during the fiscal quarter. The Net Cash Flow attributable to each month of the fiscal quarter shall be determined by dividing the amount of Net Cash Flow for such quarter by the number of days in the quarter, and then multiplying such per diem amount by the number of days in each month.
                           E. Notwithstanding Sections 4.3C and 4.3D, the Partnership shall adopt the "interim closing of the books" method of allocating Profit and Loss, in accordance with a "semi-monthly convention," among persons who become Investors pursuant to a closing of the sale of the Units on or before the Termination Date. Accordingly, if there is more than one closing of the sale of the Units, Investors who are recognized on the books of the Partnership (i) prior to the sixteenth day of a calendar month, shall be treated as an Investor on the books of the Partnership on the first business day of the month of recognition, and (ii) on or after the sixteenth day of a calendar month shall be treated as an Investor on the books of the Partnership on the sixteenth day of the month of recognition.

                      Section 4.4 Liquidation or Dissolution
                           A. If the Partnership is liquidated or dissolved, the
                      net proceeds from such liquidation, as provided in Article VIII, shall be distributed first to creditors, including Partners who are creditors, to the extent otherwise permitted by law (whether by payment or by establishment of reserves), other than liabilities for distributions to Partners and Investors, and any remaining net proceeds shall be distributed in proportion to the Capital Accounts of the Partners and Investors, determined after the allocations in Sections 4.1A and 4.1B.
                                 B. All  distributions  under this  Section  4.4
                             shall be made by the end of the taxable year of liquidation of the Partnership or, within ninety
                             (90) days of the date of liquidation, whichever is later.

                             Section 4.5 General and Special Rules
                                 A. Except as  otherwise  provided  herein,  the
                             timing and amount of all distributions shall be determined by the General Partner. Notwithstanding any other provision of this Agreement, the General Partner shall have authority to make the following distributions to certain of the Investors: First, if the Partnership has realized a savings on Selling Commissions payable by the Partnership with respect to the purchase of Units (as more fully set forth in the Prospectus), the General Partner shall make a distribution to such Investor equal to the amount of such savings realized by the Partnership. Second, if any interest is earned on an Investor's Capital Contribution while it is held in escrow pending recognition as an Investor under Article VII, such interest shall be paid by the Partnership to such Investor and Profit attributable to such interest shall be allocated in the same manner.
                                 B. Subject to all of the special  rules of this
                             Section 4.5, if any property or assets of the Partnership are distributed to the Partners in kind, such property or assets first shall be valued on the basis of the fair market value thereof to determine the Profit or Loss that would have resulted if such property or assets had been sold, and then such Profit or Loss shall be allocated as provided in Section 4.1A and Section 4.1B, and shall be properly credited or charged to the Capital Accounts in accordance with Income Tax Reg. ss.1.704-1(b)(2)(iv)(e) or any successor provision thereto. Any Partner entitled to any interest in such property or assets shall receive such interest as a tenant-in-common with all other Partners so entitled. The fair market value of such property or assets shall be determined by an independent appraiser who shall be selected by the General Partner. This Section 4.5B governs income tax consequences only and shall not be read or construed as authorizing the distribution in kind of property or assets of the Partnership.
                                 C. Notwithstanding Sections 4.1 and 4.3 hereof,
                             if an allocation of Loss (or item thereof) to an Investor or Partner, other than the General Partner, would cause or increase a deficit balance in his or its Capital Account in excess of his proportionate share of Minimum Gain (such excess being referred to hereafter as the "Excess Deficit Balance"), plus, in the case of the Subordinated Limited Partner, any amount which it agrees to contribute to the capital of the Partnership pursuant to Section 3.1, then the allocation shall not be made to such Investor or Partner. Instead, such Loss (or item thereof) shall be allocated first to the Partners and Investors having positive Capital Accounts, in proportion to such positive
                             Capital Accounts, until all such positive Capital Accounts have been reduced to zero, and any additional Loss (or item thereof) shall be allocated to the General Partner. For purposes of making the determination set forth above, each Investor's and each Partner's Capital Account balance shall be reduced by reasonably expected allocations or adjustments of loss (or item thereof) including Loss from a Sale under Income Tax Regulation ss.ss.1.704-1(b)(2)(ii)(d)(4) and
                             (5), and by reasonably expected distributions to the extent not offset by reasonably expected
                             Capital Account increases ("Account Reduction Items"). For purposes of calculating reasonably expected Capital Account increases, the value of the Partnership's assets shall be presumed to be equal to their adjusted basis for federal income tax purposes.
                                 D. Notwithstanding Sections 4.1 and 4.3 hereof,
                             in   accordance    with   Income   Tax   Regulation
                             ss.ss.1.704-1(b)(2)(ii)(d)                      and
                             1.704-1(b)(4)(iv)(e), (i) if, in any fiscal year of the Partnership, an Account Reduction Item unexpectedly causes or increases an Investor's or Partner's Excess Deficit Balance, or (ii) if there is a net decrease in Minimum Gain during a taxable year, then all Investors or Partners with an Excess Deficit Balance at the end of such year shall be specially allocated Profit and, to the extent necessary, gross income (as defined in Section 61 of the Code) to the extent of such Excess Deficit
                             Balances, in proportion to the Excess Deficit Balance of each Investor or Partner. Any remaining Profit or Loss, after adjustment has been made for allocation of income or gain pursuant to this
                             Section 4.5D, shall be allocated in accordance with Sections 4.1 and 4.3 hereof. The General Partner shall be authorized to interpret and apply this
                             Section 4.5D so as to satisfy the requirements
                     of Income Tax Regulation ss.ss.1.704-1(b)(2)(11)(d) and 1.704-1(b)(4)(iv)(e) and any successor provisions.
                         E. Any  special  allocations  of Profit,  Loss or gross
                     income under Section 4.5D shall be taken into account in computing subsequent allocations of Profit or Loss, so that to the extent possible, the aggregate amounts of Profit or Loss allocated to each Partner or Investor will be equal to the aggregate amounts that would have been allocated to them in the absence of the unexpected Account Reduction Items.
                         F. In the event that any  Investor  fails to furnish to
                     the General Partner evidence, in form and substance satisfactory to the General Partner, establishing that the General Partner has no obligation under Section 1445 of the Code with respect to such Investor to withhold and pay over an amount to the Internal Revenue Service, the General Partner may, in its sole discretion, withhold with respect to such Investor the amount it would be required to withhold pursuant to Section 1445 of the Code if such Investor were not a U.S. Person, and any amount so withheld shall be treated as a distribution under Sections 4.2 or
                     4.3 of this Agreement, as the case may be, and shall reduce the amount otherwise distributable to such Investor thereunder. Alternatively, the General Partner may at its option loan the Investor an amount equal to the tax to be withheld (at an interest rate equal to the Escrow Agent's announced "prime rate" plus two percentage points), such loan to be repaid by retaining such Investor's distributions. In addition, the General Partner is authorized to withhold from any distribution made to an Investor the amount of tax paid or to be paid by the Partnership under Section 1446 of the Code with respect to such Investor.
                         G. Notwithstanding anything to the contrary that may be
                     expressed or implied in this Agreement, if at any time the allocation provisions of this Article IV do not result in the allocation to the General Partner of at least 1% of the Profit or Loss being allocated, the General Partner shall be allocated 1% thereof.

                         H. It is the intent of the  General  Partner  that each
                     Investor's and Partner's distributive share of Profit and Loss shall be determined and allocated in accordance with this Article IV to the fullest extent permitted by Sections 704(b) and 706 of the Code. Therefore, if the Partnership is advised by the Accountants or the Partnership's legal counsel, that the allocations provided in Article IV of this Agreement are unlikely to be respected for federal income tax purposes, the General Partner has been granted the power in Section 12.1l.B hereof to amend the allocation provisions of this Agreement, on advice of the Accountants or the Partnership's legal counsel, to the minimum extent necessary to conform to Sections 704(b) and 706 of the Code the plan of allocations and distributions of Profit and Loss, Net Cash Flow and Net Proceeds of Sale or Financing provided in this Agreement.
                         I. Notwithstanding any other provision of this Agreement, the General Partner may, after giving ninety
                     (90) days' prior Notification to the Investors, (i) adopt any other method for determining, in the event of transfers of Units, the Investors entitled to distributions of Net Cash Flow or Net Proceeds from a Sale or Financing that the General Partner, subject to the review and approval of the Accountants, determines is reasonable, and (ii) allocate Profit or Loss among the Investors during the taxable year in any other manner that the General Partner, determines satisfies the requirements of Section 706 of the Code, but only to the extent such allocation of Profit and Loss incorporates the minimum changes required to comply with such section and is supported by an opinion of counsel to the Partnership.
                         J. Allocations and distributions to Investors as a class shall be made to each Investor entitled to such allocation or distribution based upon the ratio of the number of Units owned by each such Investor to the number of Units owned by all Investors entitled to such allocation or distribution.
                         K. In  accordance  with Section  704(c) of the Code and
                     the Income Tax Regulations thereunder, income, gain, loss, and deduction (including depreciation) with respect to any property contributed to the capital of the Partnership shall be allocated among the Investors and Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its fair market value on the date of contribution. In the event the value at which Partnership assets are carried on its balance sheet maintained under the terms of this Agreement are adjusted pursuant to Income Tax Reg. ss.1.704-1(b)(2)(iv)(f), subsequent allocations of income, gain, loss and deduction with respect to such assets shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the value carried on such balance sheet in the same manner as under
                             Section 704(c) of the Code and the Income Tax Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Investor's or Partner's Capital Account or share of Profit, Loss, Net Cash Flow, Net Proceeds from a Sale, Net Proceeds from a Financing, or other distributions pursuant to any provision of this Agreement.


                                    ARTICLE V
                               RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNER

                             Section 5.1 Management and Control of the
                              Partnership; Tax Matters Partner
                                  A.  Subject  to  the  Majority   Vote  of  the
                             Investors when required by this Agreement, the General Partner shall have the exclusive right to manage and control the business of the Partnership.
                                  B. No Limited Partner or Investor  (except one
                             who may also be a General Partner, and then only in his capacity as General Partner) shall have the right to participate in the control of the business of the Partnership, or have any authority or right to act for or bind the Partnership.
                                  C. The General Partner is hereby designated to
                             serve as the Partnership's Tax Matters Partner and shall have all of the powers and responsibilities of such position as provided in Sections 6221 et seq. of the Code. All third party costs and expenses incurred by the General Partner in performing its duties as Tax Matters Partner shall be borne by the Partnership, as shall all expenses incurred by the Partnership and/or the Tax Matters Partner in connection with any tax audit or tax-related administrative or judicial proceeding. Each Partner and Investor shall be responsible for all costs incurred by such Partner or Investor with respect to any tax audit or tax related administrative or judicial proceeding in connection with such Partner's or Investor's tax returns and all costs incurred by any such Partner or Investor who participates in any tax audit or tax-related administrative or judicial proceeding of or against the Partnership or any Partner. Each Partner and Investor hereby (i) expressly authorizes the Tax Matters Partner to enter into any settlement with the Internal Revenue Service with respect to any tax matter, tax item, tax issue, tax audit, or judicial proceeding, which settlement shall be binding on all Partners and Investors; (ii) waives the right to participate in any administrative or judicial proceeding in which the tax treatment of any Partnership item is to be determined; and (iii) agrees to execute such consents, waivers or other documents as the Tax Matters Partner may determine are necessary to accomplish the provisions of this
                             Section 5.1C. The Tax Matters Partner shall have no liability to any Partner or Investor or the
                             Partnership, and shall be indemnified by the Partnership to the full extent provided by law, for any act or omission performed or omitted by it within the scope of the authority conferred on it by this Agreement, except for acts of negligence or for damages arising from any misrepresentation or breach of any other agreement with the Partnership. The liability and indemnification of the Tax Matters Partner shall be determined in the same manner as is provided in Sections 5.9 and 5.10 hereof.

                             Section 5.2 Authority of General Partner
                                  A.  Except to the  extent  otherwise  provided
                             herein, including, without limitation, Sections 5.3A, 5.4 and 5.5, the General Partner for, and in the name of, and on behalf of, the Partnership is hereby authorized:
                                      (i) to enter into any kind of activity and
                                  to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Partnership, so long as said activities and contracts may be lawfully carried on or performed by a limited partnership under applicable laws and regulations;

                                 (ii) to engage Persons,  including the Sponsors
                             as provided in Article IX, to provide services or goods to the Partnership, upon such terms as the General Partner deems fair and reasonable and in the best interest of the Partnership, provided, however, that, as to services or goods provided by a Sponsor (except for those services specifically authorized under the NASAA Guidelines to be performed by a Sponsor), (a) the compensation for such services or goods must be the lesser of the cost of such services or goods to the Sponsor or ninety percent (90%) of the competitive price that would be charged by non-affiliated persons or entities rendering similar types and quality of services in the same or comparable geographic locations; (b) the compensation and other terms of such contracts shall be fully disclosed to the Investors in the reports of the Partnership; (c) the Sponsor must have been previously engaged in the business of providing such services or goods, independent of the Partnership and as an ongoing business; (d) all such transactions shall be embodied in a written contract that describes the services or goods to be provided and the compensation to be paid, which contract may only be modified by the Majority Vote of the Investors, and ,which contract shall permit termination without penalty on sixty (60) days notice; and (e) except for those services to be provided under agreements referred to in this Agreement or the Prospectus, any services provided by a Sponsor will be provided only under extraordinary circumstances where services are not available elsewhere;
                                 (iii) to acquire by lease or purchase, improve,
                             develop, own, construct, finance, maintain, mortgage, lease or exchange incident to a tax-free swap any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership, including without limitation, any Property;
                                 (iv) to grant  options  with  respect to, sell,
                             convey, or assign any Property or any other real estate or personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;
                                 (v) to execute any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the acquisition, development, construction, management, maintenance and operation of any Property, including without limitation, the Investment Advisory Agreement and the Leases;
                                 (vi) to borrow  money and  issue  evidences  of
                             indebtedness in furtherance of any or all of the purposes of the Partnership, and to secure the same by deed of trust, mortgage, security interest, pledge or other lien or encumbrance on any Property or any other assets of the Partnership and to
                             borrow   money  on  the   general   credit  of  the
                             Partnership for use in the business of the Partnership and to take any action and enter into any agreement necessary or advisable in connection with such borrowing;
                                 (vii) to repay in whole or in part,  negotiate,
                             refinance, recast, increase, renew, modify or extend any secured, or other indebtedness affecting any Partnership Property and in connection therewith to execute any extensions, renewals or modifications of any evidences of indebtedness secured by deeds of trust, mortgages, security interests, pledges or other encumbrances covering any Partnership Property or assets, provided, however, that it is the Partnership's objective to acquire the Properties on an all-cash basis and the General Partner does not anticipate that it will be necessary to borrow money to acquire the Properties or to maintain the Partnership's investment in the Properties;
                                 (viii) to engage a real estate agent (including
                             a Sponsor) to sell any Partnership Property or assets or portions thereof upon such terms and conditions as are deemed fair and reasonable by the General Partner and to be in the best interest of the Partnership, and to pay reasonable compensation for such services; provided, however, that any real estate commission paid shall not exceed the lesser of the competitive real estate commission for like properties located in the same geographic area or six percent (6%) of the contract price for the Sale of any Partnership Property or assets, and, in addition, if a Sponsor provides substantial services in such regard, to pay the Sponsor up to one-half of such real estate commission, provided, however, that the payment of such real estate commission to the Sponsor shall be subordinated to the payment to

                               Investors of their Adjusted Capital Balance plus the unpaid portion, if any, of their Preferred Return;
                                  (ix) to  recognize  transferees  of  Units  as
                               Investors and to admit substitute Limited Partners in accordance with the terms described in the Prospectus and Article VII of this Agreement;
                                    (x) to invest Working Capital  Reserves and,
                               pending the investment of the Partnership's assets in the Properties, to invest the Partnership's assets (excluding Working Capital Reserves), in interest-bearing accounts and short-term investments, including obligations of federal, state and local governments and their agencies, regulated investment companies, commercial paper and certificates of deposit of federally-insured commercial banks, savings banks or savings and loan associations; provided, however, that such investments are short-term, highly-liquid and provide appropriate safety of principal;
                                    (xi) to  purchase  and  cancel or  otherwise
                               retire or dispose of the Partnership Interests or Units of any Partner or Investor according to the provisions of this Agreement;
                                    (xii) to execute and  deliver all  documents
                               necessary or appropriate (a) for the sale of Units, including the Prospectus and filings under the Securities Act of 1933 and any other federal and state laws relating to the sale of securities and (b) to file state and local tax returns at the Partnership level on behalf of the Investors and Partners;
                                    (xiii)  to  require   Investors   to  become
                               Limited Partners (in which case the General Partner shall have the power to amend this Agreement without the Majority Vote of the Investors) and to take such other action with respect to the manner in which Units are being or may be transferred or traded as may be necessary or appropriate to preserve the tax status of the Partnership as a partnership for federal income tax purposes and the tax treatment of the Investors as Partners (but such action shall be taken only to the minimum extent required by an opinion of Counsel and only with the Majority Vote of Investors if the changes would adversely affect the Investors);
                                    (xiv)   to  take   such   steps   (including
                               amendment of this Agreement) as the General Partner determines are advisable or necessary and will not result in any material adverse effect on the economic position of a majority in interest of the Investors with respect to the Partnership in order to preserve the tax status of the Partnership as a partnership for federal income tax purposes and the tax treatment of the Investors as Partners, including, without limitation, removing the Units from public trading markets and imposing restrictions on transfers of Units or Interests (provided such restrictions on transfers do not cause the Partnership's assets to be deemed "plan assets" within the meaning of ERISA) (but such action shall be taken only to the minimum extent required by an opinion of Counsel and only with the Majority Vote of Investors if the changes would adversely affect the Investors);
                                    (xv) to  establish  and maintain the Working
                                    Capital Reserves  described in Section 3.3E;
                                    (xvi)  to pay or  reimburse  any  reasonable
                                    out-of-pocket   expenses   incurred  by  any
                                    Affiliate of
                               the General Partner in connection with any report pursuant to Section 10.3, provided that no fee shall be paid to any Affiliate in connection with any such report;
                                    (xvii)  upon  the   Majority   Vote  of  the
                               Investors to the matters set forth in Sections 5.4A(xv), 5.4A(xvi) or 5.4A(xvii), to take any actions which they deem appropriate to the extent authorized by the Investors to facilitate the purposes described in such sections, including, without limitation, amendments to this Agreement to change the dates upon which transfers of Units will be recognized, and the General Partner shall give prior written notice to the Investors of any such amendment; and
                                    (xviii)  to take such  steps as the  General
                               Partner determines are advisable or necessary and will not result in any material adverse effect on the economic position of a majority in interest of the Investors with respect to the Partnership to restructure the Partnership and its activities to obtain a prohibited transaction exemption from the Department of Labor or to comply with any exemption in final plan asset regulations adopted by the Department of Labor, including, but not limited to, establishing a fixed percentage of Units permitted to be held by qualified plans or other tax-exempt investors or discontinuing sales to such entities after a given date, in the event that either the assets of the Partnership constitute "plan assets" for purposes of ERISA or the transactions contemplated hereunder constitute prohibited transactions under ERISA or the Code. B. Any person dealing with the Partnership or the General Partner may rely upon a certificate signed by the General Partner, as to:
                                 (i) the identity of any General Partner or any
                     Limited Partner;
                                 (ii) the existence or non-existence of any fact
                            or facts that constitute conditions precedent to acts by the General Partner or in any other manner are germane to the affairs of the Partnership;
                                 (iii) the Persons who are authorized to execute
                               and deliver any instrument or document of
                            the Partnership; or
                                 (iv) any act or failure to act by the
                              Partnership or as to any other matter whatsoever
                            involving the Partnership or any Partner.

                       Section 5.3 Authority of Investors
                            A. By the Majority Vote of the Investors, the
                          Investors, without the consent of the General Partner,
                       may:
                                 (i) amend this  Agreement;  provided  that such
                            amendment (a) shall not in any manner allow the Investors to take part in the control of the Partnership's business in a manner which would subject them to liability as general partners under the Act or any other applicable law, and (b) shall not, without the consent of the General Partner affected, alter the rights, powers, or duties of the General Partner or its interest in Profit and Loss, Net Cash Flow, Net Proceeds of Sale or Financing, or alter any of the provisions of Section 8.2 hereof;
                                 (ii)  dissolve  or  terminate  the  Partnership
                                 prior  to the  expiration  of its  term;  (iii)
                                 remove the  General  Partner  and,  pursuant to
                                 Section 6.2, elect a new General Partner,
                            or
                                 (iv) approve or  disapprove  of the Sale of all
                         or substantially all of the Partnership Property.
                            B. Any action taken pursuant to Section 5.3A hereof
                          shall be void ab initio, if prior to or within
                       fifteen (15) days after such vote either (i) the Partnership shall have received an opinion of counsel, which counsel is approved by the Majority Vote of the Investors, that such action may not be effected without subjecting the Investors to liability as general partners under the Act or under the laws of such other jurisdiction in which the Partnership owns properties or is doing business, or (ii) a court of competent jurisdiction shall have entered a final judgment to the foregoing effect. For purposes of this paragraph, counsel will be deemed approved by the Majority Vote of the Investors if proposed by the General Partner and affirmatively approved in writing within forty-five (45) days; provided, that if the holders of 10% or more of the outstanding Units proposed counsel for this purpose, such proposed counsel, and not counsel proposed by the General Partner shall be submitted for such approval by the Investors. The existence of such an opinion of counsel or court judgment with respect to a particular contemplated Partnership action shall not affect the rights of the
                       Investors to vote on other future actions or the existence of such rights. If the opinion of counsel or court judgment referred to above has not been obtained the vote shall proceed as scheduled and it shall not be delayed or postponed for any reason except as otherwise permitted by the Act. Section 5.4 Restrictions on Authority
                            A. The General Partner and its Affiliates shall have
                       no authority to perform any act in violation of any applicable laws or regulations thereunder, nor shall the General Partner as such have any authority:

                                      (i) to purchase or acquire  property other
                                 than as described in the Prospectus or to invest more than 25% of the Gross Proceeds of the Offering in unimproved, non-income producing property;
                                      (ii) except as permitted in this
                         Agreement, to do any act required to be approved by the
                                 Investors under the Act;
                                      (iii) to reinvest any Net Cash Flow or Net
                                 Proceeds of Sale or Financing, except in short-term securities pursuant to Section 10.2B;
                                      (iv)  except  with  respect to the Interim
                                 Investments, to invest in or underwrite securities of any type or kind for any purpose, or make investments other than in the
                                 Properties and the operations related and incidental thereto;
                                      (v) to do any act in contravention of this
                                         Agreement;
                                      (vi) to do any act that would make it
                                    impossible to carry on the ordinary business
                                    of the Partnership;
                                      (vii) to confess a judgment against the
                                   Partnership;
                                      (viii) to offer Interests or Units in
                                    exchange for property;
                                      (ix) to possess any property, or assign
                                   the Partnership's rights in same, for other
                                    than the exclusive use of the Partnership;
                                      (x) to operate in such a manner as to be
                               classified as an "investment company" under the
                                 meaning of the Investment Company Act of 1940;
                                      (xi) to  purchase  or lease  any  property
                                 from or sell or lease property to the General Partner, its Affiliates or any program or partnership in which the General Partner or its Affiliates have any interest (provided however that the General Partner or an Affiliate may temporarily hold title to a Property to facilitate an acquisition by the Partnership so long as no profit is received by the General Partner or Affiliate);
                                      (xii)  to  admit  a  Person  as a  General
                                      Partner,   except  as   provided  in  this
                                      Agreement;  (xiii) to admit a Person as an
                                      Investor  or  Limited  Partner,  except as
                                      provided in this
                                 Agreement;
                                      (xiv) to create or suffer to exist a total
                                 indebtedness incurred by the Partnership in excess of 60% of the fair market value of all of the assets of the Partnership, as determined, by an independent appraisal; provided, however, that the General Partner shall have the authority to incur indebtedness with respect to any single Property up to but not in excess of 75% of the then fair market value of such Property, as determined by an independent appraiser; provided, further, that the foregoing term "indebtedness" shall include the principal of any loan together with any interest that may be deferred pursuant to the terms of the loan agreement which exceeds 5% per annum of the principal balance of such
                                 indebtedness        excluding        contingent
                                 participations in income or appreciation in the value of the property);
                                      (xv)  without  the  Majority  Vote  of the
                                 Investors, to cause or facilitate the merger or consolidation of the Partnership with other partnerships,  including,  but not  limited to,
                                 mergers or consolidations in which the Investors receive in exchange for their Units interests in the surviving entity, with the objective of listing the interests of the surviving entity on a national or regional securities exchange or NASDAQ;
                                      (xvi)  subject to Section  7.2.A,  without
                                 the Majority Vote of the Investors, to list the Units on a securities exchange or enable the Units to be traded in the over-the-counter market, or otherwise facilitate the establishment of a market for the trading of Units, or (except as set forth in Section 5.2A(xiv)) to withdraw the Units from such listing; or
                                      (xvii)  without the  Majority  Vote of the
                                 Investors, to restructure the Partnership as a real estate investment trust ("REIT") for federal income tax purposes; or

                                 (xviii) to obtain  mortgage  financing which is
                            not fully amortized over not more than 30 years or which requires balloon payments due sooner than seven years from the date the Partnership acquires the Property securing such financing; provided, however, that the foregoing do not apply to financing representing 25% or less of the purchase price of the Properties acquired or to interim financing. B. The General Partner shall not take any action which, for federal tax purposes, shall cause the
                        Partnership to terminate or to be treated as an association taxable as a corporation.

                        Section 5.5 Authority of Partners and Affiliated Persons
                          to Deal with Partnership
                            A. The General Partner may, for, in the name of,
                         and on behalf of, the Partnership, acquire
                        property from, borrow money from, enter into agreements, contracts or the like (in addition to those set forth herein) with, or reimburse for reasonable out-of-pocket expenses incurred in connection with the preparation of reports by, any Sponsor in an independent capacity, as distinguished from such capacity (if any) as a Sponsor, as if such Sponsor were an independent contractor; provided, however, that any such agreement shall be subject to the conditions set forth in Section 5.2A(ii) herein.
                            B. Neither the General Partner nor any Affiliate
                         thereof shall have the authority:
                                 (i) to cause the Partnership to invest in any
                          program, partnership or other venture;
                                 (ii) to receive any compensation, fee or
                               expense not otherwise permitted to be paid to it
                            under the terms of this Agreement or the Prospectus;
                                 (iii) to cause  the  Partnership  to  acquire a
                            Property without first having obtained an appraisal with respect to the value of the Property, rendered by a competent, independent appraiser, in which the appraised value equals or exceeds the purchase price to be paid by the Partnership;
                                 (iv) to commingle the Partnership's  funds with
                            those of any other Person, or to invest any of the Net Proceeds of the Offering in junior mortgages, junior deeds of trust or other similar obligations, except that funds of the Partnership may be temporarily retained by agents of the Partnership pursuant to contracts for the rendering of services to the Partnership by such agents or held in accounts established and maintained for the purpose of making the Interim Investments and/or computerized disbursements;
                                (v) to cause the Partnership to lend money or
                               other assets to the General Partner or any
                            Affiliate thereof,
                                 (vi) to grant to the General Partner or any
                         Affiliate thereof an exclusive listing for the Sale of
                            any assets of the Partnership;
                                 (vii) to receive any rebate or  give-up,  or to
                            participate in any reciprocal business arrangement with the General Partner or an Affiliate thereof,
                                 (viii) to cause the  Partnership  to  acquire a
                            Property that is under construction without completion bonds, fixed price guarantees or other satisfactory arrangements;
                                 (ix) to cause the  Partnership  to pay directly
                            or indirectly, a commission or fee (except as provided under Section 5.2.A.(viii)) to a Sponsor in connection with the reinvestment or distribution of the proceeds of the resale, exchange or refinancing of the Properties; or
                                 (x) to cause the Partnership to engage a
                         Sponsor to construct or develop the Properties or
                            render any services in connection with the
                              construction or development of the Properties.
                            C. If a loan is made to the Partnership by the
                         General  Partner,  the General  Partner may not receive
                        interest or similar charges or fees in excess of the amount which would be charged by unrelated lending institutions on comparable loans for the same purpose, in the same locality of the property if the loan is made in connection with a particular property. No prepayment charge or penalty shall be required by the General Partner on a loan to the Partnership secured by either a first or a junior or all-inclusive trust deed, mortgage or encumbrance on the property, except to the extent that such prepayment charge or penalty is attributable to the underlying encumbrance. Notwithstanding the foregoing, the General Partner shall not provide Financing to the Partnership.

                      Section 5.6 Duties and Obligations of the General Partner
                                 A. The  General  Partner  shall take all action
                            that may be necessary or appropriate (i) for the continuation of the Partnership's existence as a limited partnership under the Act (and under the laws of each other jurisdiction in which such existence is necessary to protect the limited liability of the Investors and the Limited Partners or to enable the Partnership to conduct the business in which it is engaged), and (ii) for the acquisition, maintenance, preservation and operation of the Properties in accordance with the Prospectus, the provisions of this Agreement and applicable laws and regulations. The General Partner shall devote to the Partnership such time as may be necessary for the proper performance of its duties hereunder, but neither the General Partner nor any of its Affiliates shall be expected to devote its full time to the performance of such duties. The General Partner or its Affiliates may act as general or managing partners for other partnerships engaged in businesses similar to that conducted by the Partnership. Nothing herein shall limit the General Partner or its Affiliates from engaging in any such business activities, or any other activities which may be competitive with the Partnership.
                                 B.  The  General  Partner  shall  at all  times
                            conduct its affairs, the affairs of all its Affiliates and the affairs of the Partnership in such a manner that no Limited Partner or Investor (except a Limited Partner or Investor who is also a General Partner) will have any personal liability for Partnership debts except as otherwise set forth herein and in the Prospectus.
                                 C. The General  Partner  shall prepare or cause
                            to be prepared, and shall file, on or before the due date (or any extension thereof), any federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the
                            Partnership to pay any taxes payable by the Partnership to the extent same are not payable by any other party.
                                 D. The General Partner shall obtain and keep in
                            force, or cause to be obtained and kept in force during the term hereof, fire and extended coverage, workmen's compensation, and public liability insurance in favor of the Partnership with such insurers and in such amounts as the General Partner deems advisable, but in amounts not less (and with deductible amounts not greater) than those customarily maintained with respect to parking lots or garages comparable to the Properties.
                                 E.  The  General   Partner  shall  be  under  a
                            fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership, including the safekeeping and use of all Partnership funds and assets, whether or not in the General Partner's possession or control, and the use thereof for the benefit of the Partnership. The General Partner shall not enter into any contract or agreement relieving it of its common law fiduciary duty. The General Partner shall at all times act in good faith and exercise due diligence in all activities relating to the conduct of the business of the Partnership. The General Partner shall treat the Investors as a group and shall not favor the interests of any particular Investor.
                                 F.  The   General   Partner   shall  cause  the
                            Partnership to commit a percentage of the Gross Proceeds of the Offering to Investment in Properties which is equal to the greater of. (i) 80% of the Gross Proceeds of the Offering reduced by.1625% for each 1% of financing of the Partnership; or (ii) 67% of the Gross Proceeds of the Offering. The proceeds of the Offering will be invested in Properties within two years of the date of the Prospectus.
                                 I.   Except   for   payment   of  the   Selling
                            Commissions and the re-allowance of the Due Diligence Expense Reimbursement Fee, the General Partner shall not directly or indirectly pay or award any commission or other compensation to any Person engaged by a potential Investor for investment advice as an inducement to such advisor to advise the purchase of Units.

                       Section 5.7 Compensation of General Partner
                            Except as  expressly  provided in Articles IV and IX
                        herein, the General Partner shall receive no fees, salaries, profits, distributions, reimbursement or other compensation for serving as General Partner.

                        Section 5.8 Other Businesses of Partners
                            Neither the  Partnership nor any Partner or Investor
                        shall have any rights or obligations, by virtue of this Agreement, in or to any independent ventures of any nature or description, or the income or profits derived therefrom, in which a Partner or Investor may engage, including, without limitation, the ownership, operation, management, syndication and development of other real estate projects.

                        Section 5.9 Liability of General  Partner and Affiliates
                            to Limited Partners or Investors The General Partner and its Affiliates performing certain services on behalf of the Partnership shall not be liable, responsible, or accountable, in liabilities, damages or otherwise, to any Investor, Limited Partner or the Partnership for any loss, judgment, liability, expense or amount paid in settlement of any claims sustained which arise out of any act or omission performed or omitted by them within the scope of the authority conferred on them by this Agreement, provided that the General Partner determines, in good faith, that such act or omission was in the best interests of the Partnership, except for acts of negligence or misconduct or for damages arising from any misrepresentation or breach of an agreement with the Partnership. The Partnership shall not incur the cost of that portion of any liability insurance which insures the General Partner or its Affiliates performing certain services on behalf of the Partnership against any liability as to which the General Partner or its Affiliate may not be indemnified under Section 5.10 herein. In the event the General Partner is held liable to Investors and the General Partner's assets are insufficient to satisfy such liability, the Subordinated Limited Partner agrees to permit Investors to recover from it to the extent of the Subordinated Limited Partner's interest in the Partnership.

                        Section 5.10 Indemnification
                            A. The General Partner and its Affiliates performing
                        certain services on behalf of the Partnership shall be indemnified to the full extent provided by law for any loss, judgment, liability, expense or amount paid in settlement of any claims sustained by them which arise out of any act or omission performed or omitted by any or all of them within the scope of the authority conferred on them by this Agreement, if the General Partner determines, in good faith, that such act or omission was in the best interests of the Partnership and that such act or omission did not constitute negligence or misconduct or breach of any other agreement with the Partnership, provided that any indemnity under this Section shall be provided out of and to the extent of Partnership assets only, and no Investor or Limited Partner shall have any personal liability on account thereof.
                            B. Notwithstanding Section 5.10A, the General Partner and its Affiliates performing certain services on behalf of the Partnership and any Person acting as a Broker-Dealer shall not be indemnified by the Partnership for any liability, loss or damage incurred by any or all of them in connection with (i) any claim or settlement arising under federal or state securities laws unless (a) there has been a successful adjudication on the merits of each count involving such securities laws violations as to the particular indemnities and the court approves indemnification of the litigation costs,
                        (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnities and the court approves indemnification of the litigation costs, or(c) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, after being advised as to the current position of the Securities and Exchange Commission, the Massachusetts Securities Division, the California Commissioner of Corporations, the Pennsylvania Securities Commission, the Tennessee Securities Commission, the Missouri Securities Division (and such other state securities administrators as shall be required by such court), regarding indemnification for violations of securities law; or (ii) any liability imposed by law, including liability for negligence or misconduct.

                                   ARTICLE VI
                             TRANSFERABILITY OF THE GENERAL PARTNER'S INTEREST

                           Section 6.1 Removal, Voluntary Retirement or
                         Withdrawal of the General Partner; Transfer of
                           Interests
                                A. The  General  Partner  may be  removed in the
                         manner specified in Section 5.3A herein.
                                B. The General Partner may not voluntarily
                          withdraw or retire from its position as a General
                           Partner of the Partnership unless another General Partner (including any Additional or Successor General Partner admitted pursuant to Section 6.2) remains, and unless (i) counsel for the Partnership is of the opinion that such voluntary retirement or withdrawal from the Partnership will not cause the
                           Partnership: (a) to be dissolved under the Act; (b) to be classified other than as a partnership for federal income tax purposes; or (c) to terminate for federal income tax purposes; and (ii) the approval of the remaining General Partners, if any, and the Majority Vote of the Investors to such voluntary retirement or withdrawal is obtained.
                                C. If the General Partner voluntarily retires or
                           withdraws  from the  Partnership in violation of this
                           Section 6.1, it shall be and remain liable to the Partnership and the Partners for damages resulting from the General Partner's breach of this Agreement, and, without limitation of remedies, the Partnership may offset such damages against the amounts otherwise distributable to the General Partner.

                                D. The General  Partner shall not have the right
                           to sell, exchange, or otherwise dispose of all or any portion of its Interest unless the proposed assignee or transferee of all or a portion of the Interest of the General Partner is admitted as a Successor or Additional General Partner to the Partnership pursuant to the provisions of Section 6.2 prior to any such sale, exchange or other disposition.
                                E. The voluntary retirement or withdrawal of the
                           General Partner shall become effective only upon (i) receipt by the Partnership of the opinions of counsel referred to in Section 6.1(B)(i); (ii) receipt by the Partnership of the approval and consent referred to in Section 6.1B(ii); and (iii) the amendment of the Partnership's Certificate to reflect such withdrawal or retirement and its filing for recordation.

     Section 6.2 Election and Admission of Successor or Additional General Partners A. The General Partner may at any time designate additional persons to be Successor or Addi- tional General Partners, provided that the conditions of
Section 6.2B are satisfied. B. Except as otherwise expressly provided herein, no Person shall be admitted as a Successor or
                           Additional General Partner unless (i) counsel for the Partnership is of the opinion that the admission of such Successor or Additional General Partner will not cause the Partnership to be classified other than as a partnership for federal income tax purposes or cause the Partnership to terminate for federal income tax purposes; (ii) the consent of the then remaining General Partners, if any, is obtained; and (iii) the Majority Vote of the Investors to such admission has been obtained.
                                C. The admission of such Successor or Additional
                           General Partner shall become effective upon (i) receipt by the Partnership of the opinion referred to in Section 6.2B(i); (ii) receipt by the Partnership of the consents referred to in Section 6.2B(ii) and
                           (iii), if applicable; and (iii) the amendment of the Certificate to reflect the admission of the Successor or Additional General Partner and its filing for recordation.

                           Section 6.3 Events of Withdrawal of a General Partner
                                A. In addition to a voluntary  withdrawal of the
                           General Partner pursuant to Section 6.lE, the General Partner shall be deemed to withdraw (i) if the General Partner assigns all of its Interest in the Partnership, (ii) if the General Partner is removed pursuant to Section 5.3A; and (iii) the filing of a certificate of dissolution, or its equivalent, for the General Partner or the revocation of its charter. To the maximum extent permitted by the Act, no other act or event shall be deemed an event of withdrawal of the General Partner or serve to convert a General Partner to a Limited Partner.
                                      A-24

                           B. In the  event  of the  withdrawal  of the  General
                      Partner and if a Successor or Additional General Partner has been admitted to the Partnership in accordance with
                      Section 6.2, the remaining General Partner or General Partners, including such Successor or Additional General Partner may elect to continue the Partnership, and if such election is made, shall promptly give Notification of such event and shall make and file such amendments to the Certificate as are required by the Act to reflect the fact that the withdrawn General Partner has ceased to be a General Partner of the Partnership.
                           C. In the  event  of the  withdrawal  of the  General
                      Partner and no Successor or Additional General Partner has been admitted to the Partnership, or such Successor or Additional General Partner does not elect to continue the Partnership, the withdrawn General Partner, or its successors, representatives, heirs or assigns shall promptly give Notification of such withdrawal to all remaining Partners and Investors. In such event, the Partnership shall be dissolved unless, within ninety (90) days after the withdrawal of the General Partner, the Investors, by the Majority Vote of the Investors (or such higher percentage vote as may be required by the Act), agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal of the sole General Partner, of one or more Additional General Partners. If the Investors elect to reconstitute the Partnership and agree to admit an Additional General Partner, the relationship of the
                      Investors and of substitute General Partner in the Partnership shall be governed by this Agreement.

                      Section 6.4 Liability of a Withdrawn General Partner
                           A.  Any  General   Partner  who  withdraws  from  the
                      Partnership shall be, and remain, liable for all obligations and liabilities incurred by it as General
                      Partner prior to the time such withdrawal becomes effective. In addition, a General Partner who voluntarily withdraws in violation of this Agreement shall be subject to the liability described in Section 6.1C.
                           B. Upon the  withdrawal  of a General  Partner,  such
                      General Partner shall immediately cease to be a General Partner, and, unless a Successor General Partner has acquired the Interest of the withdrawing General Partner pursuant to Section 6.5, the withdrawn General Partner's Interest shall be converted to a limited partner Interest of a new class. Such conversion shall not affect any rights or liabilities of the withdrawn General Partner, except that such General Partner shall no longer participate in the management of the Partnership. For purposes of this Section 6.4.B and Section 6.5, the Interest of the withdrawing General Partner shall include the interest in the Partnership as a Subordinated Limited Partner (if any) owned by an Affiliate of such withdrawing General Partner.
                           C. The personal representatives, heirs, successors or
                      assigns of any General Partner who withdraws from the Partnership shall be, and remain, liable for all obligations and liabilities incurred by the General Partner prior to, or in connection with, its withdrawal.

               Section 6.5 Valuation of Partnership Interest of General Partner
                           Upon the  voluntary or  involuntary  withdrawal  of a
                      General Partner, the Partnership or a Successor General Partner may purchase the Partnership Interest of the withdrawn General Partner at any time subsequent to withdrawal. The price of the withdrawn General Partner's Interest shall be determined by two (2) independent appraisers, one selected by the withdrawn General Partner and one selected by the remaining General Partner, or if none is remaining, by the Investors. If the two appraisers are unable to agree on the value of the General Partner's Interest, they shall jointly appoint a third independent appraiser whose determination shall be final and binding. The Partnership shall then pay the withdrawn General Partner the price of its Interest as a General Partner as so determined. The expense of the appraisals shall be borne equally by the terminated General Partner and the Partnership. If the withdrawal is involuntary, payment shall be made by delivery of a promissory note bearing interest payable semiannually at a floating rate of interest equal to the lowest rate permitted under the Code to avoid the imputation of interest income to the withdrawn General Partner, payable in five equal annual installments, the first installment to be paid as soon as practicable after the appraisal, and prepayable at any time. If the withdrawal is voluntary, payment shall be made by delivery of a promissory note bearing no interest, with principal payable only from distributions which the withdrawn General Partner would have received under this Agreement had the

                          General Partner not withdrawn. Immediately upon receiving the note, the withdrawn General Partner shall cease to be a Partner of the Partnership for all purposes, except that the withdrawn General Partner shall continue to be subject to Section 6.4 hereunder. All amounts received pursuant to this Section 6.5 shall constitute complete and full discharge for all amounts owing to the withdrawn General Partner on account of its Interest in the Partnership. Any disputes regarding valuation or payment pursuant to this Section which are not resolved in a binding manner by the provisions of this Section shall be resolved by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the terminated General Partner and the Partnership.

                                                                  ARTICLE VII
                                     ASSIGNMENT OF ASSIGNEE UNITS TO INVESTORS;
                          TRANSFERABILITY OF LIMITED PARTNER INTERESTS AND UNITS

                     Section 7.1 Assignment of the Assignee Units to Investors
                              A. Pursuant to Sections 3.2 and 7.lC hereof, the Assignor Limited Partner shall assign to each Investor Assignee Units equal to the number of Units purchased by each Investor in the Offering.
                              B. Except as provided in Section 7.1.A above,  the
                          Assignor Limited Partner may not transfer a Limited Partnership Interest without the prior written consent of the General Partner. The Assignor Limited Partner shall have no right to vote or consent with respect to Units owned by the Assignor Limited Partner for its own account and such Units shall not be considered outstanding Units for purposes of determining whether the Majority Vote of the Investors or the Consent of the Investors has occurred. The Assignor Limited
                          Partner, by the execution of this Agreement, acknowledges and agrees that the Assignor Limited
                          Partner's management will have fiduciary responsibility for the safekeeping and use of all funds and assets of the Investors, whether or not in the Assignor Limited Partner's management's possession or control, and that the management of the Assignor Limited Partner will not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Investor. The Assignor Limited Partner agrees not to contract away the fiduciary duty owed to the Investors by the Assignor Limited Partner's management under the common law of agency.
                              C. Except as set forth in Section 7.1G, the Assignor Limited Partner, by the execution of this Agreement, irrevocably transfers and assigns to the Investors all of the Assignor Limited Partner's rights and interest in and to the Assigned Limited Partnership Interests, as of the time that payment for such Assigned Limited Partnership Interests is received by the Partnership and such Assigned Limited Partnership Interests are credited to the Assignor Limited Partner on the books and records of the Partnership. The rights and interest so transferred and assigned shall include, without limitation, the following:
     (i) all rights to receive distributions of uninvested Capital Contributions pursuant to Sec- tions 3.2 and 3.3;
     (ii) all rights to receive cash distributions pursuant to ArticleIV; (iii) all rights in respect to allocations of
Profit and Loss  pursuant  to Article  IV;
     (iv) all other  rights in respect of
determinations of allocations and distributions  pursuant to Article IV,
     (v) all
rights to consent to the admission of Successor or Additional General Partners pursuant to Sections 6.1 and 6.2;
     (vi) all rights to receive any proceeds of liquidation of the Partnership pursuant to Section 8.2;
     (vii) all rights to
inspect books  and  records  and to  receive  reports  pursuant  to  Article  X;
     (viii)all voting rights, rights to attend or call meetings and other such rights; and

     (ix) all rights which the Limited Partners have, or may have in the future, under the Act.
               D. The  General  Partner,  by the  execution  of this  Agreement, irrevocably consents to and
                      acknowledges that (i) the foregoing transfer and assignment pursuant to Section 7.1 by the Assignor Limited Partner to the Investors of the Assignor Limited Partner's rights and interest in the Assigned Limited Partnership Interests is effective, and (ii) the Investors are intended to be and shall be third party beneficiaries of all rights and privileges of the Assignor Limited Partner in respect of the Assigned Limited Partnership Interests. The General Partner covenants and agrees that, in accordance with the foregoing transfer and assignment, all the Assignor Limited Partner's rights and privileges in respect of Assigned Limited Partnership Interests may be exercised by the Investors including, without limitation, those cited in Section 7.1.
                           E. In  accordance  with the transfer  and  assignment
                      described in Section 7.1, Investors shall have the same rights that the Limited Partners have under this Agreement and under the Act.
                           F.  Notwithstanding  the  assignment  of the Assigned
                      Limited Partnership Interests referred to in this Section 7.1, the Assignor Limited Partner shall retain legal title to and be and remain a Limited Partner of the Partnership.

                      Section 7.2 Transferability of Units
                           A. Units are generally transferable, provided,
                         however,  that a transfer of Units shall be  prohibited
                      if one of the following restrictions applies:
                               (i) No sale or  exchange  of any  Units  shall be
                           made if the Units sought to be sold or exchanged, when added to the total of all other Units sold or exchanged within a period of twelve (12) consecutive months prior thereto, would, in the opinion of counsel for the Partnership, result in the Partnership being considered to have terminated within the meaning of Section 708(b)(1)(A) of the Code. The General Partner shall give Notification to all Investors in the event that sales or exchanges should be suspended for this reason. All deferred sales or exchanges shall be made (in chronological order to the extent practicable) as of the first day of the fiscal year beginning after the end of any such 12-month period, subject to the provisions of this Article VII.
                               (ii) No transfer or  assignment of any Unit shall
                           be made if a counsel for the Partnership is of the opinion that the particular transfer or assignment would be in violation of any federal or state securities laws (including any investment suitability standards) applicable to the Partnership or would cause the Partnership to be classified other than as a partnership for federal income tax purposes.
                               (iii) No transfer or assignment of any Unit shall
                           be made if in the opinion of Counsel to the Partnership such transfer would cause the Partnership to be treated as a "publicly traded partnership" under Sections 7704 and 469(k) of the Code. Each Investor agrees not to transfer, and agrees that the Partnership shall not recognize for any purpose any transfer on or through a listing on a securities exchange, over-the-counter market or secondary market or any transfer to or from a dealer in securities or partnership interests or other market maker, or any transfer arranged thrugh or facilitated by means of an interdealer quotation system, information system or other facility that may create the equivalent of a secondary market in partnership interests, unless counsel to the Partnership is of the opinion that such transfers will not result in the partnership becoming taxable as a corporation or a publicly traded partnership.
                              (iv) No transfer or  assignment  of Units shall be
                           made after which any transferor or transferee would hold (a) a number of Units not evenly divisible by four, or (b) less than 200 Units, except for Individual Retirement Accounts, or (c) less than 80 Units in the case of Individual Retirement Accounts, provided, however, that any such transferor or transferee may hold zero Units.
                               (v) No transfer or  assignment  of any Unit shall
                           be made if it would result in the assets of the Partnership being treated as "plan assets" or the transactions contemplated hereunder to be prohibited transactions under ERISA or the Code.

     (vi) No transfer or assignment of a Unit shall be made to a foreign person under the Code or a minor or incompetent (unless such transfer or assignment shall be made to a legal guardian on such person's behalf).
                               B. In order to record a trade on its books and
                         records, the Partnership may require such evidence
                          of  transfer  or  assignment   and  authority  of  the
                          transferor or assignor (including signature guarantees), evidence of the transferee's suitability under state securities laws, and the written acceptance and adoption by the transferee of the provisions of this Agreement, as the General Partner may determine. The General Partner may charge a transfer fee sufficient to cover an reasonable expenses connected with such transfer (with no profit to any party in the transaction).
                               C. In no event shall an Investor be permitted to
                         transfer a fraction of a Unit.

                          Section  7.3  Death,  Bankruptcy  or  Adjudication  of
                               Incompetence of an Investor or a Limited Partner Upon the death of an Investor or a Limited Partner, his executor, administrator, or trustee, or, if he is adjudicated incompetent or insane, his committee, guardian, or conservator, or, if he becomes bankrupt, the trustee or receiver of his estate, shall have all the rights of an Investor or a Limited Partner for the purpose of settling or managing his estate and shall have whatever power the deceased or incompetent Investor or Limited Partner possessed to assign all or any part of his Units or Interest. The death, dissolution, adjudication of incompetence, or bankruptcy of an Investor or a Limited Partner shall not dissolve the Partnership.

                          Section 7.4 Effective Date
                               The Partnership shall recognize the transferee of
                          Units as an Investor on the Partnership's books and records on the first business day of the next calendar month after the month in which the Partnership receives all necessary documentation and consents required to effect the transfer of Units.


                          Section 7.5 Substitute Limited Partners
                               Any  Investor  may elect to  become a  Substitute
                          Limited Partner upon (i) signing a counterpart of this Agreement and any other instrument or instruments deemed necessary by the General Partner, including a Power of Attorney in favor of the General Partner as described in Section 12.1.A hereof, and (ii) paying a fee equal to the actual costs and expenses incurred by the General Partner for legal and administrative costs and recording fees. Investors who elect to become Substitute Limited Partners will receive one Limited Partnership Interest for each Unit they convert and will not be able to re-exchange their Limited Partnership Interests for Units. The Capital Account of the former Investor attributable to transferred Units shall be credited to the Capital Account of the Substitute Limited Partner. The Partnership's Certificate will be amended no less often than quarterly, if required by applicable law, to reflect the substitution of Limited Partners.

                          Section 7.6 Retirement or Withdrawal of an Investor

                               A. No Investor shall have the right to voluntarily retire or withdraw from the Partnership unless the General Partner shall have consented to such voluntary retirement or withdrawal by an Investor. Upon the retirement or withdrawal of an
                          Investor: (i) the Interest of such retiring or withdrawing Investor shall thereafter belong to the Partnership; (ii) such retiring or withdrawing Investor shall not be entitled to receive distributions with respect to any periods after the time of such retirement of withdrawal; and (iii) such retiring or withdrawing Investor shall not be entitled to receive any amount for the fair value of his Units as of the date of his retirement or withdrawal, other than as agreed to by the General Partner and the withdrawing Investor. The General Partner shall not consent to the voluntary retirement or withdrawal of an Investor if the General Partner receives an opinion of counsel to the Partnership that such retirement or withdrawal would cause the Partnership to be classified other than as a partnership for federal income tax purposes, or cause the Partnership to terminate for federal income tax purposes.

                             B. At any time  after the  Termination  Date of the
                        Offering, the Partnership may, in its sole discretion, in response to the request of an Investor, repurchase any or all of the Units of such Investor upon mutually agreeable terms, provided that such repurchase does not materially impair the capital or operation of the Partnership. The determination to repurchase Units will be made in the sole discretion of the General Partner. The determination of the value of the repurchased Units will be based upon, among other factors, the current fair market value of the Properties and the assets of the Partnership, less all Partnership debts and obligations. The Partnership will not repurchase Units prior to the Termination Date of the Offering and is not obligated to repurchase Units at any time. Units acquired by the General Partner and its Affiliates or by the Assignor Limited Partner will not be eligible for repurchase by the Partnership. Units purchased by the Partnership during any month shall be deemed cancelled effective as of the first day of the month following the effective date of such purchase.


                                  ARTICLE VIII
              DISSOLUTION, LIQUIDATION AND TERMINATION OF THE FUND

                        Section 8.1 Events Causing Dissolution
                             A. The Partnership shall dissolve and its affairs
                                shall be wound up upon the first to occur of the following events:
                                 (i) the expiration of its term;
                                 (ii) the withdrawal of the General Partner,
                               unless the Partnership is continued pursuant to Sections 6.3B or 6.3C;
                                 (iii)  the  Sale  of  all  of  the   Properties
                             (excepting (a) a disposition  thereof which, in the
                             opinion of counsel to the  Partnership,  qualifies,
                             in whole or in part,  under Section 1031 or Section
                             1033  of  the  Code  or  (b) a Sale  in  which  the
                             purchase price is paid in one or more installments,
                             in which case the  Partnership  shall dissolve upon
                             receipt of the final payment thereunder);
                                 (iv) the election by the General Partner,  with
                             the Majority Vote of the Investors, to dissolve the
                             Partnership;
                                 (v) by the Majority Vote of the Investors
                             pursuant to Section 5.3A to dissolve the Partner-
                             ship; or
                                 (vi) the happening of any other event causing
                              the dissolution of the Partnership under
                             applicable law.
                             B. Dissolution of the Partnership shall be
                         effective on the day on which the event occurs giving
                        rise to the dissolution. A certificate of cancellation shall be filed under the Act upon the dissolution and the commencement of winding up of the Partnership; provided, however, that the Partnership shall not terminate until the assets of the Partnership has been distributed as provided in Section 8.2. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement.

                        Section 8.2 Liquidation
                             A. As soon as practical  after the  dissolution  of
                        the Partnership, the General Partner, or if there is no General Partner, any Limited Partner or the liquidating trustee under the Act, as the case may be, shall give Notification to all the Limited Partner and Investors of such fact and shall prepare a plan as to whether and in what manner the assets of the Partnership shall be liquidated. By the Majority Vote of the Investors, the assets of the Partnership, subject to its liabilities (and the establishment of reserves, if necessary, for such liabilities), may be transferred to a successor Entity, upon such terms and conditions as are then agreed upon.
                             B. Unless the Investors agree to transfer the assets of the Partnership, subject to its liabilities, to a successor Entity pursuant to Section 8.2A, upon dissolution of the Partnership, the General Partner, any Limited Partner or the liquidating trustee under the Act, as the case may be, shall liquidate the assets of the Partnership, and apply and distribute the proceeds thereof in accordance with Section 4.4.
                               C. Notwithstanding the provisions of Section 8.2B, in the event the General Partner or any liquidating agent under the Act, as the case may be, shall determine that an immediate sale of all or a portion of the assets of the Partnership would cause undue loss to the Partners and Investors, the General Partner or liquidating agent under the Act, as the case may be, in order to avoid such loss, may, after having given Notification to all the Investors and Limited Partners, either defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership, or distribute the assets in kind to a liquidating trust to be held for the benefit of the Investors and Partners.


                          Section 8.3 Capital Contribution Upon Dissolution
                               Subject to the  provisions of Section 5.9 of this
                          Agreement, each Investor and Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his Capital Contribution and shall have no recourse (upon dissolution or otherwise) against any Partner or Investor; provided, however, that upon the dissolution and termination of the Partnership, the General Partner will make the Capital Contributions referred to in Section 3.1. All amounts so contributed by the General Partner shall be distributed first to the Partnership's creditors entitled thereto, and the balance to the Investors and Partners in proportion to the positive balances in their Capital Accounts at the time of dissolution and termination of the Partnership.


                                   ARTICLE IX
             CERTAIN PAYMENTS TO THE GENERAL PARTNER AND AFFILIATES

                          Section  9.1   Reimbursement   of  Certain  Costs  and
                               Expenses of the General Partner and its Affiliates A. Subject to the provisions of
                               Article V hereof, the Partnership shall be permitted to reimburse the General Partner for the actual cost to the General Partner or any of its Affiliates of the Partner-ship's operating expenses. In determining the actual cost to the General Partner or an Affiliate of the General Partner of goods and materials and administrative services, actual cost means the actual cost to the General Partner or an Affiliate of the General Partner of goods and materials used for or by the Partnership and obtained from entities not affiliated with the General Partner, and actual cost of administrative services means the pro rata cost of personnel as if such persons were employees of the Partnership. The cost for administrative services to be reimbursed to the General Partner or an Affiliate shall be at the lower of the General Partner's or Affiliate's actual cost or ninety percent (90%) of the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. The General Partner shall use its best efforts to cause all of the Partnership's expenses to be billed directly to and paid by the Partnership to the extent practicable.
                               B. Subject to the foregoing, the Partnership shall pay all expenses (which expenses shall be billed directly to the Partnership) of the Partnership which may include but are not limited to: (a) an costs of personnel (excluding rent or depreciation, utilities, capital equipment, and other administrative items) employed full- or part-time by the Partnership and involved in the business of the Partnership and allocated pro rata to their administrative services performed on behalf of the Partnership, including Persons who may also be officers or employees of the General Partner or its Affiliates (other than Controlling Persons); (b) all costs of borrowed money, taxes and assessments on Properties and other taxes applicable to the Partnership; (c) legal, audit, accounting, brokerage and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an Interest or Unit or in connection with the business of the Partnership; (e) fees and expenses paid to independent contractors, mortgage bankers, brokers and servicers, leasing agents, consultants, on-site property managers and other property management personnel (other than Controlling Persons and other officers of the General Partner or its Affiliates), real estate brokers, insurance brokers and other

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



                       agents; (f) expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing, refinancing and operating of the Properties (including the costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such Properties); (g) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership; and (h) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, or other disposition of Properties or in connection with any meetings or votes if the Investors.
     C. Notwithstanding any other provision of this Agreement, no reimbursement shall be permitted for services for which the General Partner is entitled to compensation by way of a separate fee.

                     Section 9.2 Fees and Other Payments
     A. The Partnership shall cause the following payments and fees to be paid to the General Partner and its Affiliates:

     (i) to the Selling Agent, the Selling Commissions and the Due Diligence Expense Reimburse- ment Fee.

     (ii)  to  the  General  Partner  or  its   Affiliates,   the  Offering  and
Organizational Expense Fee.

     (iii) to the General Partner or its Affiliates, the Acquisition Expenses previously paid by the General Partner or its Affiliates. (iv) to the General Partner or its Affiliates, the Property Acquisition Fee.

     (v) to the General Partner, an annual property management fee equal to 1% of the gross revenues of the Properties.

                                (vi) to the General Partner, real estate brokerage commissions, payable upon the Sale of any Property, provided that the General Partner actually renders real estate brokerage services in connection with such Sale. Any commissions paid to the General Partner will be limited to one-half of the competitive real estate commission for like properties located in the same geographic area not to exceed 1% of the contract price for the Sale of the Property, and will be subordinated to the payment to Investors of their Adjusted Capital Balance plus the unpaid portion, if any, of their Preferred Return. B. The total of the fees owed to the General Partner and its Affiliates and described in. (i), (ii),
                       (iii) and (iv) above shall in no event exceed 16.5% of the Gross Proceeds of the Offering.


                                    ARTICLE X
                    BOOKS AND RECORDS; BANK ACCOUNTS; REPORTS

                       Section 10.1 Books and Records
                            A. The books and records of the Partnership shall be
                       maintained by the General Partner at the Partnership's principal place of business. In all cases, said books and records shall be available for examination and copying by any Limited Partner, Investor or his duly authorized representatives, for any purpose related to the Limited Partner's or Investor's interest as a Limited Partner or Investor, at the expense of such Limited Partner or Investor, at any and all reasonable times. The Partnership shall keep at its principal place of business, without limitation, the following records: true and full information regarding the status of the business and financial condition of the Partnership; promptly after becoming available, a copy of the Partnership's federal, state and local income tax returns for each year; a current list of the names and last known business, residence or mailing addresses of and the numbers of Units held by each Partner and Investor; a copy of this Agreement and the Certificate and all amendments thereto; and other information regarding the affairs of the Partnership as is just and reasonable. The current list of the names and last known business, residence or mailing addresses of each Partner and Investor shall be mailed to any Investor upon payment of a reasonable charge for copy work.


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



     B. The Partnership shall keep its books and records in accordance with the accounting methods determined by the General Partner. The Partnership's taxable year shall be a calendar year.
                          Section 10.2 Bank Accounts
                               A. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control. The General Partner shall not employ, or permit any other Person to employ, such funds in any manner except for the benefit of the Partnership.
                               B. The bank accounts of the Partnership  shall be
                          maintained in such banking institutions as the General Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on the signature of the General Partner or such other signature or signatures as the General Partner may determine. All deposits and other funds may be deposited in interest bearing or non-interest bearing accounts guaranteed by federal authorities, invested in short-term United States Government or municipal obligations, or deposited with a banking institution selected by the General Partner.


                          Section 10.3 Reports
                               A. No later than seventy-five (75) days after the
                          end of each calendar year, the General Partner will furnish each Person who was an Investor or Limited Partner at any time during the fiscal year with all tax information relating to the Partnership's performance for the preceding calendar year that is required to be set forth in the Investor's and Limited Partner's federal and state income tax return.
                               B. Within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Partnership, the General Partner will furnish to each Person who was an Investor or Limited Partner at any time during the fiscal quarter then ended, a report setting forth information with respect to the progress of the Partnership's business, which report shall include:
                                    (i)  an  unaudited   balance  sheet  of  the
                                    Partnership;  (ii) an unaudited statement of
                                    income for the  quarter;  (iii) an unaudited
                                    cash flow statement for the quarter; (iv) an
                                    unaudited statement setting forth
                              the services rendered to, and fees received from,
                               the Partnership by any Sponsor; and
                                    (v) other pertinent information concerning
                              the Partnership and its activities during the
                               quarter.
                               The  various  reports  required  pursuant to this
                          Section 10.3.B may be sent earlier than or separately from any of the other reports required pursuant to this Section 10.3.B, and the information required to be contained in any of the reports required pursuant to this Section 10.3.B may be contained in more than one report.
                               C. Within one hundred twenty (120) days after the
                          end of each fiscal year, the General Partner shall furnish an annual report to each Person who was a Limited Partner or an Investor as of the last business day of the fiscal year then ended. Such annual report will include:
                                   (i) a  balance  sheet  as of  the  end of the
                               Partnership's fiscal year, statements of income, Partners' equity and cash flow, which shall be prepared in accordance with generally accepted accounting principles and accompanied by (a) an auditor's report containing an opinion of an independent certified public accountant and (b) a reconciliation to information furnished to Investors for income tax purposes;
                                    (ii) the breakdown of any Partnership  costs
                               reimbursed to a Sponsor and a statement setting forth in detail the services rendered to, and fees received from, the Partnership by any
                               Sponsor as verified by a review of the time records of, and the specific nature of the work performed by, individual employees, the cost of whose services were reimbursed (and within the scope of the annual audit by the Accountants shall be the obligation to verify the allocations of the costs reimbursed to the General Partner or Affiliate thereof);

                    (iii) a cash flow statement; and
                               (iv) a report of the activities of the
                         Partnership during the fiscal year.
                          The annual  report shall also set forth  distributions
                     to the Investors for the period covered thereby and shall separately identify distributions from (a) Net Cash Flow during the period, (b) Net Cash Flow during a prior period which had been held as reserves, (c) Net Proceeds of Sale or Financing, and (d) Working Capital Reserves.
                          D. Within  forty-five  (45) days after the end of each
                     fiscal quarter in which a Sale or Financing occurs, the General Partner shall send to each Person who was an Investor as of the close of business on the first business day of the month that includes the date of occurrence of the Sale or Financing, a report as to the nature of the Sale or Financing and as to the Profit or Loss arising from the Sale or Financing.
                          E. The General  Partner  shall prepare and timely file
                     with appropriate federal and state regulatory authorities all reports required to be filed with such entities under then-applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory authorities. Upon request, copies of such reports will be furnished to any Investor or Limited Partner for any purpose reasonably related to the Investor's or Limited Partner's interest as an Investor or a Limited Partner. In the event that any regulatory authority promulgates rules or amendments thereto that would permit a reduction in any of the reporting requirements to which the Partnership is subject under this Agreement at the time of the execution hereof, the Partnership may cease to prepare and file any such reports in accordance with such rules or amendments.
                          F. The General Partner shall maintain, (I) for a period of at least six (6) years, a record of the information obtained to indicate that an Investor has met the suitability standards set forth in the Prospectus; and
                     (ii) for a period of at least five (5) years, records of the appraisals made of the Properties, which appraisal records shall be available for inspection and copying by any Investor or Limited Partner for any purpose reasonably related to the Investor's or Limited Partner's interest as an Investor or a Limited Partner.


                     Section 10.4 Federal Tax Elections
                          The Partnership, in the sole discretion of the General
                     Partner, may make elections for federal tax purposes as follows:
                               (I)  In  case  of  a  transfer  of  a  Unit,  the
                          Partnership, in the sole discretion of the General Partner, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law) and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership.
                               (ii) The General  Partner  may elect  accelerated
                          depreciation methods under the Code, or may elect straight-line depreciation over a period as long as forty (40) years if, in its sole discretion, the determination of the percentage of tax-exempt Investors becomes too cumbersome.
                               (iii) All other  elections  required or permitted
                          to be made by the Partnership under the Code shall be made by the General Partner in such manner as will, in its sole opinion, be most advantageous to a Majority of the Investors. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for real estate taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

                                   ARTICLE XI
                              MEETINGS OF INVESTORS

                             Section 11.1 Calling Meetings
                                 Meetings of the  Investors  for any purpose may
                             be called by the General Partner and shall be called by the General Partner upon receipt of a request in writing signed by Investors having in the aggregate more than 10% of the outstanding Units. Upon receipt of a written request stating the purpose(s) of the meeting, the General Partner shall provide all Investors within 10 days after receipt of such request with notice as described in
                             Section 11.2. The meeting shall be held at a time and place convenient to the Investors.


                             Section 11.2 Notice, Procedure
                                 If a meeting  is called at the  request  of the
                             Investors, the General Partner shall provide all Investors with notice of such meeting given either personally or by certified mail, which notice shall state the purpose thereof, such meeting to be held on a date not less than fifteen (15) nor more than sixty (60) days after the receipt by the General Partner of the request for the meeting. Notice of any other meeting shall be given either personally or by certified mail, not less than fifteen (15) days nor more than sixty (60) days before the date of the meeting, to each Investor at his record mailing address. The notice shall be in writing, and shall state the place, date, hour, and purpose of the meeting, and shall indicate that it is being issued at or by the direction of the Partners or Investors calling the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the holders of more than 50% of the outstanding Units shall constitute a quorum at all meetings of the Investors; provided, however, that if there is no quorum present, holders of a majority in interest of the Investors present or represented may adjourn the meeting from time to time without further notice until a quorum is obtained. No notice of the time, place or purpose of any meeting of Investors need be given to any Investor who attends in person or is present by proxy (except when an Investor attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened), or to any Investor entitled to notice who, in a writing executed and filed with the records of the meeting, either before or after the time of the meeting, waives the notice requirement.

                             Section 11.3 Right to Vote
                                 For the purpose of  determining  the  Investors
                             entitled to vote at any meeting of the Partnership, the General Partner or the Investors requesting the meeting may fix a date, in advance, as the record date for the determination of Investors entitled to vote. This date shall be not more than fifty (50) days nor less than ten (10) days before any meeting.

                             Section 11.4 Proxies; Rules
                                 Each  Investor  may  authorize  any  person  or
                             persons to act for him by proxy in all matters in which an Investor is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Investor or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be recoverable at the pleasure of the Investor executing it. At each meeting of Investors, the General Partner shall appoint officers and adopt rules as they deem appropriate for the conduct of the meeting.

                                   ARTICLE XII
                               GENERAL PROVISIONS

                Section 12.1 Appointment of General Partner as Attorney-in-Fact
                         A. Each Limited Partner and Investor  hereunder  hereby
                    irrevocably appoints and empowers the General Partner his attorney-in-fact to consent to or ratify any act listed in Subsections 5.4A(i) through (xviii) and Section 6.3C of this Agreement after the Majority Vote of the Investors thereto has been obtained, and to execute, acknowledge, swear to and deliver all agreements and instruments and file all documents requisite to carrying out the intentions and purposes contemplated in this Agreement, including, without limitation, the execution and delivery of this Agreement and all amendments hereto, the filing of all business certificates and necessary certificates of limited partnership and amendments thereto from time to time in accordance with all applicable laws and any certificates of cancellation.
                         B. The appointment by all Limited Partners and Investors of the General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest, shall not be affected by the subsequent disability or incapacity of the principal and shall survive the assignment by any Limited Partners or Investors of the whole or any part of his Interests or Units in the Partnership.
                         C. The power of attorney  granted by this  Section 12.1
                    shall be governed by the laws of the State of Delaware.

                    Section 12.2 Waiver of Partition
                         Each Partner and  Investor,  on behalf of himself,  his
                    successors, representatives, heirs and assigns hereby waives any right of partition or any right to take any other action which otherwise might be available to him for the purpose of severing his relationship with the Partnership or his interest in the assets held by the Partnership from the interest of the other Partners or Investors.

                    Section 12.3 Notification
                         Any  Notification,  in order to be effective,  shall be
                    sent by registered or certified mail, postage prepaid, if to a Partner or Investor, to the address of the Partner or Investor set forth in the books and records of the Partnership, and if to the Partnership, to the principal place of business of the Partnership set forth in Section
                    2.2 (unless Notification of a change of the principal office is given), the date of registry thereof or the date of the certification thereof being deemed the date of receipt of Notification; provided, however, that any written communication sent to a Partner or Investor or to the Partnership and actually received by such Person shall constitute Notification for all purposes of this Agreement.

                    Section 12.4 Word Meanings
                         In this  Agreement,  the  singular  shall  include  the
                    plural and the masculine gender shall include the feminine and neuter and vice versa, unless the context otherwise requires.

                    Section 12.5 Binding Provisions
                         The covenants and agreements  contained herein shall be
                    binding upon, and inure to the benefit of, the heirs, personal representatives, successors and assigns of the respective parties hereto.

                    Section 12.6 Applicable Law
                         This  Agreement  shall be  construed  and  enforced  in
                    accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

                    Section 12.7 Counterparts
                         This  Agreement  may  be  executed  in  any  number  of
                    counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding upon the date hereof. Each Additional or Successor General Partner shall become a signatory hereof by signing such number of counterparts of this Agreement and such other instrument or instruments, and in such manner as the General Partner shall determine, and by so signing, shall be deemed to have adopted and to have agreed to be bound by all the provisions of this Agreement.

                              Section 12.8 Separability of Provisions
                                  Each  provision  of this  Agreement  shall  be
                              considered separable, and if for any reason any provision or provisions hereof are determined to be invalid or contrary to any existing or future law, such invalidly shall not impair the operation of or affect those portions of this Agreement which are valid.


                              Section 12.9 Paragraph Titles
                                  Paragraph titles are for descriptive  purposes
                              only and shall not control or alter the meaning of this Agreement as set forth in the text.

                              Section 12.10 Entire Agreement
                                  This  Agreement and the exhibits and documents
                              referred to herein constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understanding, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing.

                              Section 12.11 Amendments
                  A. In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner with the Majority Vote of the Investors; provided, however, that without the consent of the Partners or Investors to be adversely affected by the amendment, except as provided in Section 12.11B, this Agreement may not be amended so as to (i) convert an Investor's interest into a General Partner's interest; (ii) modify the limited liability of an Investor; (iii) alter the interest of a Partner or Investor in Net Cash Flow, Profit or Loss, or Net Proceeds of Sale or Financing;
                              (iv) increase the amount of the Capital Contributions required to be paid by the Investors; or (v) extend the Termination Date.
                                  B. In  addition  to the  amendments  otherwise
                              authorized herein, amendments may be made to this Agreement from time to time by the General
                              Partner, without the consent of any of the Investors, (i) to add to the duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Investors; (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iii) to delete or add any provision of this Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or other federal agency or by a state securities commissioner or similar official and deemed by the commission, agency, commissioner, or official to be for the benefit or protection of the Investors; (iv) to take any actions necessary to cause the assets of the Partnership to come within the exclusion from the definition of "plan assets" contained in Section 2550.40lb-1 of Title 29 of the Code of Federal Regulations; and (v) to give effect to any action permitted pursuant to Section 5.2; provided, however, that no amendment shall be adopted pursuant to this Section 12.2.B unless its adoption (1) is not adverse to the interests of the Investors; (2) is consistent with Section 5.2;
                              (3) does not affect the distribution of Net Cash Flow or Net Proceeds of Sale or Financing or the allocation of Profit or Loss among the Investors as a class and the General Partner, except as provided below; and (4) does not affect the limited liability of the Investors or the status of the Partnership as a partnership for federal income tax purposes. In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement to amend provisions of
                              Article IV of this Agreement relating to the allocations of Profit or Loss and to distributions of Net Cash Flow or Net Proceeds of Sale or

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



                     Financing among the Partners and Investors if the Partnership is advised at any time by the Partner- ship's Accountants and counsel that the allocations provided in
                     Article IV of this Agreement are unlikely to be respected for federal income tax purposes. The General Partner is empowered to amend the distribution and allocation provisions of Article IV pursuant to Section 12.11B to the minimum extent necessary in accordance with the advice of the Partnership's Accountants and counsel to effect the plan of distribution of Net Cash Flow and Net Proceeds of Sale or Financing, and, consistent therewith, the allocations of Profit and Loss provided in this Agreement. New allocations made by the General Partner in reliance upon the advice of the Partnership's Accountants and counsel  shall  be  deemed  to  be  made  pursuant  to  the fiduciary obligation of the General Partner to the Partnership and the Investors. This Section 12.11 shall be subject to the provisions of Section 5.9 of this Agreement.
                         C. If this  Agreement  is amended as a result of adding
                     or substituting a Limited Partner or increasing the investment of a Limited Partner, the amendment shall be signed by the General Partner and by the Person to be substituted or added, or the Limited Partner increasing his investment in the Partnership, and, if a Limited Partner is to be substituted, by the assigning Limited Partner. If this Agreement is amended to reflect the designation of an Additional General Partner, the amendment shall be signed by the other General Partner or General Partners and by the Additional General Partner. If this Agreement is amended to reflect the withdrawal of a General Partner when the business of the Partnership is being continued, the amendment shall be signed by the withdrawing General Partner and by the remaining or successor General Partner or General Partners.
                         D. In making any  amendments,  there  shall be prepared
                     and  filed  for  recordation  by the  General  Partner  all documents and certificates required to be prepared and filed under the Act and under the laws of the other jurisdictions under the laws of which the Partnership is then formed or qualified.
                         IN WITNESS  WHEREOF,  parties hereto have executed this
                     Agreement as of the date first above written.
                                 GENERALPARTNER
                     ATTEST:                      REALTY PARKING COMPANY, INC.
                                                  By:                   (SEAL)
                     Name:                        Name:
                     Title:                       Title:


                          SUBORDINATED LIMITED PARTNER
                     WITNESS:                    REALTY ASSOCIATES 1988 LIMITED
                                                 PARTNERSHIP
                                            By: RESIDUAL INVESTMENT ASSOCIATES,
                                                A MARYLAND LIMITED
                          PARTNERSHIP, General Partner
                                       By: A.B. RESIDUAL, INC., General Partner
                                            By:                         (SEAL)
                                            Name:
                                            Title:


                                                ASSIGNOR LIMITED PARTNER
                     ATTEST:                    PARKING PROPERTIES HOLDING
                                                    CO., INC.
                                       By:
                     Name:                  Name:
                     Title:                 Title:




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